                                                                  Exhibit 4.5(a)

[CLIFFORD CHANCE LOGO]                             LIMITED LIABILITY PARTNERSHIP

                                                                  EXECUTION COPY


                              ELAN CORPORATION, PLC

                        ELAN PHARMA INTERNATIONAL LIMITED

                           ELAN PHARMACEUTICALS, INC.

                          VERNALIS DEVELOPMENT LIMITED

                                       AND

                                  VERNALIS PLC


                 -----------------------------------------------
                    AGREEMENT RELATING TO THE NORTH AMERICAN
                              FROVA ASSETS OF ELAN
                 -----------------------------------------------

                                    CONTENTS

CLAUSE                                                                      PAGE

1.     Interpretation..........................................................2

2.     Termination of Existing Agreements.....................................12

3.     Sale and Purchase......................................................15

4.     Conditions.............................................................16

5.     Purchase Price.........................................................17

6.     Completion.............................................................19

7.     Warranties and Pre Completion Conduct..................................20

8.     Vernalis's Warranties..................................................21

9.     Vernalis Guarantee and Indemnity.......................................21

10.    Transfer of the Product Registrations..................................23

11.    Use of Elan Name.......................................................23

12.    Contracts..............................................................25

13.    Liabilities and Apportionments.........................................26

14.    Returns Rebates and Chargebacks........................................27

15.    Value Added Tax........................................................27

16.    Post Completion Obligations............................................28

17.    Further Undertakings by the Sellers....................................28

18.    Records and Assistance.................................................30

19.    Legal Disclosure.......................................................32

20.    Confidential Information...............................................32

21.    Announcements..........................................................33

22.    Costs..................................................................34

23.    Set Off................................................................34

24.    Indemnification........................................................34

25.    General................................................................35

26.    Entire Agreement.......................................................36

27.    Assignment.............................................................36

28.    Notices................................................................37

29.    Governing Law and Jurisdiction.........................................38

30.    Counterparts...........................................................39

Schedule 1           PURCHASE PRICE...........................................40

                                    CONTENTS

CLAUSE                                                                      PAGE

Schedule 2           COMPLETION STATEMENT.....................................41

Schedule 3           COMPLETION REQUIREMENTS..................................44

Schedule 4           WARRANTIES...............................................46

Schedule 5           LIMITATIONS ON THE SELLERS' LIABILITY....................49

Schedule 6           ACTION PENDING COMPLETION................................52

Schedule 7           RESIDUAL CONTRACTS.......................................54

Schedule 8           RETURNS, REBATES AND CHARGEBACKS.........................56

Schedule 9           FROVA LOGO...............................................62

Schedule 10          PRODUCT IMAGE............................................63


AGREED FORM DOCUMENTS

1.   US Registered Trade Mark Assignment (Clause 3.3)

2.   Canadian Registered Trade Mark Assignment (Clause 3.3)

3.   Deed of Assignment of Unregistered Intellectual Property (Clause 3.4)

4.   Resolution (Clause 4.1.1)

5.   Form of Novation for Supply Agreements (Clause 4.1.3)

6.   Form of Assignment for Supply Agreements (Clause 4.1.3)

7.   Recommendation (Clause 4.2.2)

8.   Announcement by Elan Corp (Clause 21)

9.   Announcement by Vernalis (Clause 21)

10.  Transfer letters to FDA (paragraph 2(c) of Part A of Schedule 3)

11.  Transfer letter to Health Canada (paragraph (2(d) of Part A of Schedule 3)

12.  Transitional Services Agreement (paragraph 2(e) of Part A of Schedule 3)

13.  Floating Charge (paragraph 3 of Part A of Schedule 3)

14.  Amendment to API Supply Agreement (paragraph 3 of Schedule 6)

15.  Customer Information Letter (paragraph 5 of Schedule 6)

16.  Physician Information Letter (paragraph 5 of Schedule 6)

THIS AGREEMENT is made on            March 2004

BETWEEN:

(1) ELAN CORPORATION PLC, a company incorporated in Ireland (registered No. 30356), whose registered office is at Lincoln House, Lincoln Place, Dublin 2, Ireland ("ELAN CORP");

(2) ELAN PHARMA INTERNATIONAL LIMITED, a company incorporated in Ireland (registered no. 222276), whose registered office is at WIL House, Shannon Business Park, Shannon, County Clare, Ireland ("EPIL");

(3) ELAN PHARMACEUTICALS, INC., a company incorporated in the State of Delaware, whose principal office is at 800 Gateway Boulevard, South San Francisco, CA 94080, USA ("EPI");

(4) VERNALIS DEVELOPMENT LIMITED, a company incorporated in England and Wales (registered no. 02600483), whose registered office is at Oakdene Court, 613 Reading Road, Winnersh, Berkshire RG41 5UA ("VDL"); and

(5) VERNALIS PLC, a company incorporated in England and Wales (registered no. 2304992), whose registered office is at Oakdene Court, 613 Reading Road, Winnersh, Berkshire RG41 5UA ("VERNALIS").

WHEREAS:

(A) On 15 March 2002, EPIL and VDL (then registered as Vernalis Limited) entered into:

      (i) the Second Amended and Restated Licence Agreement to develop, market and sell the Product in the Territory (each as defined below) (the "LICENCE AGREEMENT"); and

      (ii) the Amended and Restated Development Agreement to undertake further clinical development of the Product (as defined below) (the "DEVELOPMENT AGREEMENT").

(B) EPIL and VDL have agreed to terminate the Licence Agreement and the Development Agreement on the terms of this Agreement.

(C) EPI has agreed to sell and VDL has agreed to buy certain of EPI's rights under the Contracts (as defined below) to which it is a party.

(D) Elan Corp, EPIL and EPI (each a "SELLER" and together the "SELLERS") have agreed to sell and VDL has agreed to buy all of the Sellers' other rights and assets relating to the development, production, marketing, distribution, sales and supply of the Product in the Territory (each as defined below) on the terms of this Agreement.

(E) Vernalis has agreed, inter alia, to guarantee the due and punctual performance of VDL's obligations under this agreement.

THE PARTIES AGREE as follows:

1.    INTERPRETATION

1.1   In this Agreement:

      "ACT" means the Companies Act 1985;

      "ACTUAL STOCK VALUE" means the value of the Stock at Completion as specified in the Completion Statement;

      "API SUPPLY AGREEMENT" means the supply agreement between EPIL and Evotec OAI Limited (then named Oxford Asymmetry International plc), dated 28 December 2000 (as amended prior to Completion);

      "ASSETS" means all the property and assets agreed to be sold and purchased under Clause 3.1 of this Agreement;

      "BUSINESS DAY" means a day other than a Saturday or Sunday or public holiday in England and Wales;

      "CIRCULAR" means the circular to be despatched by Vernalis to its shareholders in relation to the proposed acquisition by VDL of the Assets pursuant to this Agreement;

      "COMPLETION" means completion of the sale and purchase of the Assets in accordance with this Agreement;

      "COMPLETION DATE" means the date which is three Business Days after the date on which the last of the Conditions is satisfied or waived;

      "COMPLETION STATEMENT" means the statement of the quantity and value of Stock as at Completion agreed by EPI and Vernalis (or determined) in accordance with Schedule 2;

      "COMPOUND" means the compound known as frovatriptan being R(+)6-carboxamido-3-N-methylamino-1,2,3,4 tetrahydrocarbazole succinate
      (1:1) monohydrate and "Compound" shall include any physiologically acceptable salts thereof;

      "CONDITION" means a condition set out in Clause 4.1 and "CONDITIONS" means all those conditions;

      "CONFIDENTIAL INFORMATION" means all the Know-How and all other information which is not in the public domain and which is used in or otherwise relates to the Product, the Assets or customers or financial or other affairs of the Sellers in relation to the Product and the Assets including, without limitation, information relating to:

      (a) the marketing of goods or services including, without limitation, customer names and lists and other details of customers, sales targets, sales statistics, market share statistics, prices, market research reports and surveys, and advertising or other promotional materials;

      (b) future projects, business development or planning, commercial relationships and negotiations; or

      (c) regulatory matters (including pharmacovigilance and medical affairs); and

      (d) clinical development (including in relation to preventing menstrually-associated migraine headaches);

      "CONTRACTS" means the Supply Agreements and the Residual Contracts;

      "COPYRIGHT" means all (if any) right, title and interest of the Sellers (or any of them) at Completion in copyright subsisting in (i) the Delivered Records and (ii) the Marketing Materials but does not (in any case) include any such copyright subsisting in any of the Elan Marks;

      "CUSTOMER INFORMATION LETTER" means the letter from EPI to wholesale customers for the Product, in the agreed form;

      "DEED OF ASSIGNMENT OF UNREGISTERED INTELLECTUAL PROPERTY" means an assignment of the Seller's right, title and interest in the Copyright and the Unregistered Trade Marks between the Sellers and VDL in the agreed form to be entered into at Completion;

      "DELIVERED RECORDS" means:

      (a) all of the clinical files for the Product held by any Elan Group Undertaking;

      (b)   the Product Registration Information;

      (c)   copies (or, where possible, originals) of each of the Contracts;

      (d) registration certificates and prosecution history files in respect of the Registered Trade Marks, in each case that are in the possession or under the control of an Elan Group Undertaking; and

      (e) the Marketing Materials that are in the possession or under the control of an Elan Group Undertaking,

      (f)   all batch documentation in relation to the Product;

      (g)   all retained manufacturing samples in relation to the Product;

      (h)   all stability test data in relation to the Product;

      (i) all CMC reports in relation to the Product, including transit testing;

      (j) monthly reports of sales of the Product by the Sellers in the Territory broken down by wholesaler;

      (k) all documents received by an Elan Group Undertaking concerning the Product that assert ongoing material lack of compliance with any applicable laws by any Elan Group Undertaking; and

      (l)   all:

            (i)   adverse drug experience reports and associated documents;

            (ii)  investigations of adverse drug experience reports;

            (iii) customer complaints; and

            (iv)  investigations of complaints,

            in each case in relation to the Product,

            other than the Retained Records;

      "DISCLOSURE LETTER" means the letter from Elan Corp to VDL in relation to the Warranties having the same date as this Agreement, the receipt of which has been acknowledged by VDL;

      "DOMAIN NAMES" means the URLs www.frova.com, www.frova.org, www.frova.us, www.frova.net, www.frova.info, www.frovatriptan.com and www.frovatriptan.us;

      "ELAN GROUP UNDERTAKING" means each of the Sellers or an undertaking which is, on or at any time after the date of this Agreement, a subsidiary undertaking of Elan Corporation, plc;

      "ELAN MARKS" has the meaning given to it in Clause 11.1;

      "ELAN PAYABLE AMOUNT" means any amount:

      (a) agreed by EPI in writing as payable pursuant to this Agreement or the Transitional Services Agreement by any Elan Group Undertaking to any Vernalis Group Undertaking but not yet paid if due;

      (b) ordered by a Court of competent jurisdiction to be paid by any Elan Group Undertaking to any Vernalis Group Undertaking as a result of a claim made pursuant to this Agreement or the Transitional Services Agreement where either:

            (i)   the order can not be appealed; or

            (ii) EPI has notified Vernalis that the relevant Elan Group Undertaking does not intend to appeal such order; or

      (c) payable by EPI pursuant to Schedule 8 save to the extent that the Elan Companies (as defined in the Transitional Services Agreement) account to VDL for such amount pursuant to clause 2.9 of the Transitional Services Agreement;

      "ELAN'S ACCOUNTANTS" means KMPG of 1 Stokes Place, St Stephen's Green, Dublin 2, Ireland;

      "ELAN'S SOLICITORS" means Clifford Chance Limited Liability Partnership of 10 Upper Bank Street, London E14 5JJ;

      "ENCUMBRANCE" means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre emption, third party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect;

"EPL" means Elan Pharma Limited, a company incorporated in Ireland (registered no. 100382), whose registered office is at Monksland, Athlone, County Westmeath, Ireland;

"EQUIPMENT" means all (if any) right, title and interest of the Sellers (or any of them) in any equipment used exclusively in the manufacture of the Product and located at the premises of Pharmaceutical Development and Manufacturing Services Limited (as successor in title to Galen Limited) or Sharp Corporation;

"EVENT" means an event, act, transaction or omission including, without limitation, a receipt or accrual of income or gains, distribution, failure to distribute, acquisition, disposal, transfer, payment, loan or advance;

"FDA" means the U.S. Food and Drug Administration;

"FINANCING" means any equity-based or equity-linked cash-raising exercise by Vernalis in the public securities markets;

"FLOATING CHARGE" means the floating charge between VDL and EPIL, in the agreed form;

"HSR ACT" has the meaning given to it in Clause 4.1.2;

"INTELLECTUAL PROPERTY" means:

(a) patents, trade marks, service marks, registered designs, applications and rights to apply for any of those rights; unregistered trade marks and service marks; copyright, database right; rights in knowhow, rights in designs and inventions; and

(b)  rights of the same or similar effect or nature as or to those in paragraph
     (a) which now or in the future may subsist,

"IP ASSETS" means the Trade Marks, the Copyright and the Domain Names;

"KEY WHOLESALERS" means Cardinal, McKesson, AmeriSourceBergen, Morris & Dickson and D&K Healthcare;

"KNOW-HOW" means information in the possession of an Elan Group Undertaking related exclusively to the regulation, development, sales and marketing of the Product other than any such information which is in the public domain at Completion;

"MARKETING MATERIALS" means any packaging, advertising and promotional literature and materials in each case used exclusively in the advertising and promotion of the Product in the Territory in the Sellers' possession as at Completion;

"NOC" means any notice of compliance issued by Health Canada that the Product has been evaluated and determined to comply with the applicable provisions of Division 8 of the Food and Drugs Act Regulations (Canada);

"PHYSICIAN INFORMATION LETTER" means the letter from EPI to physicians, in the agreed form;

"PARENT PROCEEDING" means any claim made by or against any Elan Group Undertaking or any officers, directors or employees of any Elan Group Undertaking in any legal proceeding or governmental investigation by or against any Elan Group Undertaking or any officers, directors or employees of any Elan Group Undertaking which is commenced either:

(a)  prior to Completion; or

(b)  after Completion but based on events occurring prior to Completion;

"PERMITTED ENCUMBRANCES" means:

(a)  any encumbrance arising by operation of law;

(b) any third party rights over Stock which has been ordered but not yet delivered;

(c) any rights of UCB and any advertising agency in relation to Marketing Materials for the Product, together with any rights of third parties appearing in Marketing Materials for the Product;

(d) without prejudice to Clause 12 of this Agreement, any right or obligation of any third parties arising under any of the Contracts; and

(e) any right of UCB in relation to the mark "UCB" as it appears on the Product packaging;

"PRODUCT" means any and all formulated and packaged pharmaceutical compositions and dosing units containing Compound including compositions comprising Compound;

"PRODUCT REGISTRATIONS" means:

(a) the New Drug Application number NDA 21-006 filed in respect of the Product pursuant to 21 C.F.R. Part 314 of the U.S. Food, Drug and Cosmetic Act 1938;

(b) the Investigational New Drug Application number IND 48,933 (encompassing, inter alia, the identification of intention to study the use of frovatriptan for the prevention of menstrually-associated migraine) filed in respect of the Product pursuant to C.F.R Parts 312 of the U.S. Food, Drug and Cosmetic Act 1938;

(c) the New Drug Submission control number 065221 made pursuant to Division 8 of the Food and Drugs Act Regulations (Canada); and

(d)  all supplements or amendments to any of the foregoing,

whether filed before or after the date of this Agreement, but in any case prior to the Completion Date;

"PRODUCT REGISTRATION INFORMATION" means:

(a) the complete New Drug Application, Investigational New Drug Application and New Drug Submission files referred to in or served in relation to the Product Registration;

(b) any and all regulatory correspondence between the Sellers and any regulatory authority in the Territory in relation to the Product Registrations or the Product; and

(c) all dossiers, data, reports and other material in written or electronic form exclusively relating to the Product Registrations or the Product which have been filed with any governmental or regulatory authority;

"RECOMMENDATION" means the unanimous recommendation of the Vernalis directors that Vernalis's shareholders should vote in favour of the Resolution, in the agreed form;

"REGISTERED TRADE MARK ASSIGNMENTS" means assignments of the Registered Trade Marks between EPI and VDL in the agreed form to be entered into at Completion;

"REGISTERED TRADE MARKS" means U.S. Federal trade mark application no. 78017693 and Canadian trade mark application no. 1123447, each for 'FROVA';

"RELEVANT CLAIM" means a claim by Vernalis for any breach or alleged breach of any of the Warranties;

"RESIDUAL CONTRACTS" means those contracts listed in Schedule 7;

"RESOLUTION" means the resolution of Vernalis's shareholders approving the transactions contemplated by this Agreement in the agreed form;

"RETAINED RECORDS" means the originals of:

(a) all quarterly and year-end financial statements prepared between 1 January 1996 and Completion;

(b) all general ledgers, trial balances and adjusting journal entries (including support for journals), Frango and similar financial submissions to corporate or divisional management (e.g. Dublin, San Diego, Stevenage) and related documentation supporting the financial statements of any Elan Group Undertaking prepared or issued between 1 January 1996 and Completion;

(c) all documents concerning revenue, earnings per share and/or profit projections for any time period from 1 January 1996 through Completion, including any documents setting or tracking internal financial goals or projections and any documents discussing whether Elan Corporation, plc or any Elan Group Undertaking would meet internal financial goals or projections;

(d) all original backup tapes of the network system of any Elan Group Undertaking from the date closest to 13 February 2002 until Completion;

(e) all documents relating to any joint venture or strategic collaboration between any Elan Group Undertaking and any third party and any documents relating to any Elan Group Undertaking's investments in any such third parties;

(f) all documents identifying reserves or provisions maintained on the books of any Elan Group Undertaking between 1 January 1996 and 31 December 2002;

(g) all documents concerning the establishment, use, reversal and/or adjustments to all reserves or provisions identified in sub-paragraph (f) between 1 January 1996 and 31 December 2002, including budgeted amounts, journal entries, general ledger accounts, spreadsheets, analyses and correspondence (including e-mail);

(h) all documents concerning any "Corporate provision release" of any Elan Group Undertaking between 1 January 1996 and 31 December, 2002;

(i) all documents identifying an instance in which reducing reserves of any Elan Group Undertaking contributed to any Elan Group Undertaking meeting or exceeding its: (i) internal financial forecasts or budgets; (ii) strategic plan objectives; or (iii) consensus analysts' earnings estimates, in each case between 1 January 1996 and Completion;

(j) all documents concerning any assessment by any Elan Group Undertaking to increase or decrease trade inventory levels at wholesalers in order for any Elan Group Undertaking to meet or achieve any: (i) internal financial forecasts or budgets; (ii) strategic plan objectives; or (iii) consensus analysts' earnings estimates, in each case between 1 January 1996 and Completion;

(k) all documents concerning any assessment by any Elan Group Undertaking to provide discounts and/or incentives to wholesale or chain customers in order for any Elan Group Undertaking to meet or achieve any: (i) internal financial forecasts or budgets; (ii) strategic plan objectives; or (iii) consensus analysts' earnings estimates, in each case between 1 January 1996 and Completion;

(l) all other financial records (whether relating to the Assets, the Product or otherwise);

(m) all other tax records (whether relating to the Assets, the Product or otherwise); and

(n)  all human resources files;

"STOCK" means the stock of:

(a)  Frova 2.5mg Tab, 2 Count Sample Blister;

(b)  Frova 2.5mg Tab, 9 Count Blister;

(c)  Frova 2.5mg Bulk Tablets;

(d)  Frova 2.5mg Tab, Bulk Samples;

(e)  4-Cyanophenyl Hydrazine, HCL;

(f)  Amine Ketal HCL; and

(g)  Frovatriptan Succinate,

in each case held by or on behalf of the Sellers (other than that held by or on behalf of UCB) at Completion or which has been ordered from Sharp Corporation but not delivered at Completion;

"SUPPLY AGREEMENT" means:

(a)  the API Supply Agreement; or

(b) the Frovatriptan supply agreement between EPIL and Galen Limited, dated 1 July 2002,

and "SUPPLY AGREEMENTS" means both of them;

"TAX" means any form of taxation, levy, duty, charge, contribution, withholding or impost of whatever nature (including any related fine, penalty, surcharge or interest) imposed, collected or assessed by, or payable to, a Tax Authority;

"TAX AUTHORITY" means any government, state or municipality or any local, state, federal or other authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function including, without limitation, the Inland Revenue and H.M. Customs & Excise;

"TERRITORY" means Canada, Mexico, the United States of America, its territories and possessions and the Commonwealth of Puerto Rico;

"TRADE CREDITS" means all amounts owing by a Seller under the Contracts as at Completion (whether or not invoiced and whether or not due and payable at that time) and "TRADE CREDIT" means any of those amounts;

"TRADE DEBTS" means all amounts owing to a Seller under the Contracts as at Completion (whether or not invoiced and whether or not due and payable at that time) and "TRADE DEBT" means any of those amounts;

"TRADE MARKS" means (i) the Registered Trade Marks, and (ii) the Unregistered Trade Marks;

"TRANSITIONAL SERVICES AGREEMENT" means the transitional services agreement between Elan Corp, EPI, EPL and VDL in the agreed form;

"UCB" means UCB Coprom, L.P;

"UCB AGREEMENT" means the Frovatriptan Co-Promotion Agreement made between EPI and UCB, dated 27 March 2002;

"UNREGISTERED TRADE MARKS" means all of the Seller's right, title and interest at Completion in the name and mark FROVA and in the logo reproduced in Schedule 9 (The Frova Logo) in the Territory (in each case);

"VAT" means (a) any value added tax imposed by any primary or subordinate legislation promulgated by the European Community or any body or agency thereof (including under or pursuant to any domestic legislation enacting or implementing the same); and (b) any other tax of a similar fiscal nature, whether imposed in a member state of the European Union in substitution for or in addition to such tax, or imposed elsewhere;

"VERNALIS GROUP UNDERTAKING" means Vernalis or an undertaking which is, on or at any time after the date of this Agreement, a subsidiary undertaking of Vernalis;

"VERNALIS PAYABLE AMOUNT" means any amount:

(a) agreed by Vernalis in writing as payable pursuant to this Agreement or the Transitional Services Agreement by any Vernalis Group Undertaking to any Elan Group Undertaking but not yet paid if due;

(b) ordered by a Court of competent jurisdiction to be paid by any Vernalis Group Undertaking to any Elan Group Undertaking as a result of a claim made pursuant to this Agreement or the Transitional Services Agreement where either:

     (i)  the order can not be appealed; or

     (ii) Vernalis has notified EPI that the relevant Vernalis Group Undertaking does not intend to appeal such order; or

(c) payable by Vernalis pursuant to Schedule 8 save to the extent that the Elan Companies (as defined in the Transitional Services Agreement) take such amount into account pursuant to clause 2.9 of the Transitional Services Agreement;

"VERNALIS'S ACCOUNTANTS" means PricewaterhouseCoopers LLP of 1 Embankment Place, London WC2N 6PH;

"VERNALIS'S SOLICITORS" means Allen & Overy of One New Change, London, EC4M 9QQ; and

"WARRANTY" means a statement contained in Schedule 4 and "WARRANTIES" means all those statements.

1.2     In this Agreement, a reference to:

        1.2.1 a "SUBSIDIARY UNDERTAKING" or "PARENT UNDERTAKING" is to be construed in accordance with section 258 of the Act and a "SUBSIDIARY" or "HOLDING COMPANY" is to be construed in accordance with section 736 of the Act;

        1.2.2 liability under, pursuant to or arising out of (or any analogous expression) any agreement, contract, deed or other instrument includes a reference to contingent liability under, pursuant to or arising out of (or any analogous expression) that agreement, contract, deed or other instrument;

        1.2.3 a party being liable to another party, or to liability, includes, but is not limited to, any liability in equity, contract or tort (including negligence) or under the Misrepresentation Act 1967;

        1.2.4 a document in the "AGREED FORM" is a reference to a document in a form approved and for the purposes of identification signed by or on behalf of each party;

        1.2.5 a statutory provision (except where stated otherwise) includes a reference to the statutory provision as modified or re enacted or both from time to time before the date of this Agreement and any subordinate legislation made under the statutory provision (as so modified or re enacted) before the date of this Agreement;

        1.2.6 a "PERSON" includes a reference to any individual, firm, company, corporation or other body corporate, government, state or agency of a state or any joint venture, association or partnership, works council or employee representative body (whether or not having separate legal personality);

        1.2.7 a person includes a reference to that person's legal personal representatives, successors and permitted assigns;

        1.2.8 a "PARTY" includes a reference to that party's successors and permitted assigns;

        1.2.9 a "CLAUSE", "PARAGRAPH" or "SCHEDULE", unless the context otherwise requires, is a reference to a clause or paragraph of, or schedule to, this Agreement;

        1.2.10 any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include what most nearly approximates in that jurisdiction to the English legal term and to any English statute shall be construed so as to include equivalent or analogous laws of any other jurisdiction;

        1.2.11    a time of day is a reference to the time in London; and

        1.2.12 "US$", "$" or "DOLLARS" is a reference to the lawful currency of the United States of America.

1.3     The headings in this Agreement do not affect its interpretation.

1.4 Where in Clauses 18.6 and 19 and in the definition of Parent Proceeding and Retained Records in Clause 1.1 the term "Elan Group Undertaking" is used, that term is to be construed as if the words "on or at any time after the date of the Agreement" in its definition in Clause 1.1 were replaced by the words "from time to time".

1.5 Where any statement in Schedule 4 is qualified by the expression "so far as the Sellers are aware" or any similar expression, that expression or statement shall be limited to the actual knowledge (having made reasonable enquiries in relation to the subject matter of the statement) of the persons set out below as at the date of this Agreement:

        1.5.1     in relation to all the Warranties, Martin Buckland

        1.5.2 in relation to the Warranties contained in paragraphs 4.2 and 4.3, Laura Sciarrino;

        1.5.3     in relation to the Warranty in paragraph 5.1, Juan Carlos
                  Aguilera;

        1.5.4     in relation to the Warranties in paragraph 6.1, Donald
                  Grilley;

        1.5.5     in relation to the Warranty in paragraph 6.2, Tobias Peschel;

        1.5.6     in relation to the Warranty in paragraph 8, Jessica Oien;

        1.5.7     in relation to the Warranty in paragraph 9, Perry Goldman; and

        1.5.8 in relation to the Warranty in paragraph 10, Robert O'Reilly and Jerry Martin.


2.      TERMINATION OF EXISTING AGREEMENTS

2.1 Each of EPIL and VDL agrees that, with effect from Completion and subject to Clause 2.2:

        2.1.1     other than clauses 1, 7.9, 7.10, 12.1, 12.2, 17, 18, 19, 20,
                  21 and 22 of the Licence Agreement, all provisions of the Licence Agreement shall terminate and cease to be of any force or effect whatsoever (notwithstanding anything to the contrary in the Licence Agreement), including without limitation (and save as provided above), each of its accrued rights and obligations thereunder at Completion; and

        2.1.2 the Development Agreement shall terminate and cease to be of any force or effect whatsoever, including without limitation, the provisions thereof expressly stated to survive termination and each of the accrued rights and obligations thereunder at Completion .

        2.1.3 it shall waive any rights that it may have accrued against the other and each of the other's Group Undertakings, officers, directors, representatives, agents and employees and the assigns and successors in interest of any of the foregoing entities ("RELEASEES") under the Development Agreement and under the provisions of the Licence Agreement terminated by Clause 2.1.1;

        2.1.4 it fully and finally releases and discharges the other's Releasees from any and all manner, claims and obligations (whether actual or contingent), of any nature whatsoever that it may have under the Development Agreement and the provisions of the Licence Agreement terminated by Clause 2.1.1; and

        2.1.5 it shall not attempt to enforce any rights which (but for Clauses 2.1.1 to 2.1.4) it would otherwise have had under the Licence Agreement and the Development Agreement.

        For the purposes of this Clause 2.1 "GROUP UNDERTAKING" means, in relation to a party, such party or an undertaking which is, on or at any time after the date of this Agreement, a subsidiary undertaking or parent undertaking of such party or a subsidiary undertaking of a parent undertaking of such party. Each Releasee may enforce the terms of this Clause 2.1 subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

2.2 Notwithstanding the provisions of Clause 2.1, EPIL shall remain liable to pay any royalties accrued in the period prior to Completion pursuant to clause 7.2 of the Licence Agreement.

2.3 Each Seller shall indemnify each Vernalis Group Undertaking against all liability, cost and expense to such Vernalis Group Undertaking arising out of the development, testing, manufacture, use or sale of the Product by an Elan Group Undertaking or its permitted sub-licensees unless such liability, cost or expense is caused by the negligent or intentional acts or omissions of VDL or any undertaking which was, at that time, a subsidiary undertaking or parent undertaking of VDL or a subsidiary undertaking of a parent undertaking of VDL. Each Vernalis Group Undertaking may enforce the terms of this Clause 2.3 subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

2.4 Vernalis shall indemnify each Elan Group Undertaking against all liability, cost and expense incurred by such Elan Group Undertaking in connection with the Product, other than arising out of the development, testing, manufacture, use or sale of the Product by an Elan Group Undertaking or its permitted sub-licensees which is not caused by the negligent or intentional acts or omissions of VDL or any undertaking which was, at that time, a subsidiary undertaking or parent undertaking of VDL or a subsidiary undertaking of a parent undertaking of VDL. Each Elan Group Undertaking may enforce the terms of this Clause 2.4 subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

2.5 The Sellers shall indemnify each Vernalis Group Undertaking against all legal costs and expenses which such Vernalis Group Undertaking may suffer or incur (i) arising out of any claim which may be brought by UCB or any affiliate thereof against any Elan Group Undertaking or (ii) in defending any action, claim or proceeding brought by UCB or any affiliate thereof against a Vernalis Group Undertaking, in each case, arising out of the termination of the UCB Agreement or the transactions under this Agreement provided that the maximum liability of the Sellers under this indemnity shall not exceed $2,000,000. The provisions of Clause 24 shall not apply to the indemnity in this Clause 2.5.

2.6 If VDL becomes aware of a claim by UCB or any of its affiliates which may give rise to a claim for indemnification under Clause 2.5 (a "UCB CLAIM"), VDL shall notify and consult with EPI as soon as reasonably practicable in respect of the UCB Claim.

2.7 Until the legal costs and expenses which the Vernalis Group Undertakings together have suffered or incurred in circumstances set out in Clause
        2.5 exceed $2,000,000, VDL shall:

        2.7.1 take any action and institute any proceedings, and give any information and assistance, as EPI or its insurers may reasonably request to:

                  (a) dispute, resist, appeal, compromise, defend, remedy or mitigate the UCB Claim; or

                  (b) enforce against a person (other than the Sellers) the rights of the relevant Vernalis Group Undertaking or of its insurers in relation to the UCB Claim; and

        2.7.2 in connection with negotiations or proceedings related to the UCB Claim use advisers chosen by EPI or its insurers and, if EPI requests, allow EPI or its insurers the exclusive conduct of the proceedings, provided, however, that:

                  (a) EPI shall keep VDL informed of the progress of the negotiations or proceedings;

                  (b) EPI shall not take any material action in connection with the negotiations or proceedings without VDL's consent (such consent not to be unreasonably withheld or delayed);

                  (c) if, at EPI's direction, the relevant Vernalis Group Undertaking admits liability in respect of or settles the UCB Claim, EPI shall pay to such Vernalis Group Undertaking any amount which such Vernalis Group Undertaking is obliged to pay to UCB and any of its affiliates in relation to such admission or settlement and for the avoidance of doubt such payment is not subject to any limit;

                  (d) the relevant Vernalis Group Undertaking may admit liability in respect of or settle the UCB Claim when the Sellers shall pay to such Vernalis Group Undertaking the lesser of:

                        (i) 50 per cent. of any amount which such Vernalis Group Undertaking is obliged to pay to UCB and any of its affiliates in relation to such admission or settlement; and

                        (ii) $2,000,000 less the aggregate of all amounts paid or payable by the Sellers pursuant to Clause 2.5,

                        provided that any such admission or settlement under this Clause 2.7.2(d) need not be at EPI's direction and is without prejudice to the Sellers' obligations under Clause 2.5; and

                  (e) if EPI elects to instruct one firm of attorneys to represent both an Elan Group Undertaking and a Vernalis Group Undertaking in connection with the UCB Claim, any legal costs and expenses which a Vernalis Group Undertaking suffers or incurs and which the Sellers pay shall only be treated as a liability of the Sellers for determining their maximum liability pursuant to Clause
                        2.5 if such costs and expenses would not have been incurred by the Elan Group Undertaking with such firm if such firm was only representing the Elan Group Undertaking in connection with the UCB Claim.

2.8 Nothing in this Clause 2 shall serve to release or discharge a party in respect of any fraud on the part of such party.


3.      SALE AND PURCHASE

3.1 The Sellers agree to sell with full title guarantee and free of any Encumbrance (other than any Permitted Encumbrance) and VDL agrees to buy, in each case with effect from Completion, the following Assets:

        3.1.1 the benefit (subject to the burden) of each Contract solely insofar as it relates to the Compound and/or the Product (as the case may be);

        3.1.2     the IP Assets;

        3.1.3     the Equipment;

        3.1.4     the Delivered Records; and

        3.1.5     the Stock.

        Property and risk in the Assets shall vest in VDL on Completion.

3.2 The Product Registrations shall be transferred in accordance with the provisions of Clause 10.

3.3 With respect to the Registered Trade Marks, and notwithstanding any other provision of this Agreement, this Agreement shall take effect as an agreement to sell such rights, with the sale being completed by the entry of EPI and VDL into the Registered Trade Mark Assignments.

3.4 With respect to the Copyright and Unregistered Trade Marks, and notwithstanding any other provision of this Agreement, this Agreement shall take effect as an agreement to sell such rights, with the sale being completed by the entry of the Sellers and VDL into the Deed of Assignment of Unregistered Intellectual Property.

3.5 With respect to the Domain Names, the Sellers shall on request by VDL from time to time at their own expense do and execute or arrange for the doing and executing of, each necessary act, document and thing reasonably within its power to transfer the Domain Names to VDL. If VDL elects to record or lodge any document with any registrar of domain names in respect of any of the Domain Names, it shall do so at its own cost and expense.

3.6     Nothing in this Agreement shall operate to transfer

        3.6.1     any cash in hand and at bank;

        3.6.2     any Trade Debts; or

        3.6.3     any Retained Records.

4.      CONDITIONS

4.1 Completion is conditional on the following Conditions being satisfied, or in the case of the Conditions in Clauses 4.1.1 and 4.1.3 being waived by Vernalis, on or before 11 a.m. on 30 June 2004:

        4.1.1 Vernalis's shareholders passing the Resolution without amendment at a general meeting of Vernalis's shareholders;

        4.1.2 any applicable waiting period under the Hart Scott Rodino Anti-trust Improvements Act 1976, as amended, and any regulations made thereunder ("HSR ACT") relating to the proposed acquisition of the Assets pursuant to this Agreement having expired or been terminated; and

        4.1.3 EPIL obtaining written consent (conditional only upon Completion) to the novation or assignment of each Supply Agreement being either in the agreed form or in such form as is satisfactory to Vernalis acting reasonably.

4.2     Vernalis shall, and shall procure that the directors of Vernalis shall:

        4.2.1 make all reasonable efforts to achieve satisfaction of each Condition as soon as possible after the date of this Agreement;

        4.2.2 post the Circular to its shareholders, including the text of the Resolution together with the Recommendation, no later than 30 April 2004;

        4.2.3 insofar as is consistent with the fiduciary duties of the directors of Vernalis, not withdraw or change the nature of recommendation of its directors to its shareholders from that in the agreed form;

        4.2.4 procure that a validly constituted and quorate meeting of its shareholders is held no later than 17 May 2004 that considers and votes on the Resolution;

        4.2.5 make, no later than 13 April 2004, an appropriate filing of a notification and report form pursuant to the HSR Act in relation to the proposed acquisition of assets pursuant to this Agreement; and

        4.2.6 supply promptly any additional information and documentary material that may be requested by any United States anti trust authority pursuant to the HSR Act in relation to such HSR Act filing.

4.3 Each of the Sellers shall make all reasonable efforts to achieve satisfaction of the Conditions set out in Clauses 4.1.2 and 4.1.3 as soon as possible after the date of this Agreement.

4.4     Elan Corp shall:

        4.4.1 make, no later than 13 April 2004, an appropriate filing of a notification and report form pursuant to the HSR Act in relation to the proposed acquisition of assets pursuant to this Agreement; and

        4.4.2 supply promptly any additional information and documentary material that may be requested by any United States anti trust authority pursuant to the HSR Act in relation to such HSR Act filing.

4.5 Each party shall (and shall, to the extent possible, procure that its advisers shall), at the request of another party, provide such co-operation and assistance to such party as is reasonably necessary to ensure that the Conditions are satisfied as soon as possible after the date of this Agreement always provided that neither Vernalis nor VDL need make any payment to any party to a Supply Agreement, in relation to obtaining any consent pursuant to Clause 4.1.3. In particular, the Sellers shall provide such information within their possession in relation to the Assets and the Sellers as may be reasonably requested by Vernalis following the requirements of the UK Listing Authority or the Federal Trade Commission for inclusion in the Circular or the filing in respect of the HSR Act provided that if such information or any reference to the Sellers is to be incorporated into the Circular or such filing then Vernalis shall obtain Elan's written consent (not to be unreasonably withheld or delayed) to such information or reference.

4.6 If, at any time, a party becomes aware of a fact or circumstance that might prevent a Condition being satisfied, it shall immediately inform the other parties.

4.7 At any time on or before 11 a.m. on 30 June 2004 Vernalis may waive the Conditions set out in Clauses 4.1.1 and 4.1.3 by notice to the Sellers.

4.8 If any Condition has not been waived by Vernalis pursuant to Clause 4.7 or has not been satisfied by 11 a.m. on 30 June 2004 any party may terminate this Agreement with immediate effect at any time thereafter.

4.9     In the event that:

        4.9.1 a meeting of the shareholders of Vernalis, does not vote on the Resolution on or before 30 June 2004; or

        4.9.2 Vernalis withdraws or changes the nature of the Recommendation and Vernalis's shareholders do not approve the Resolution,

        VDL shall immediately pay to EPIL the amount of $750,000 (plus VAT if applicable).

4.10 Each party's further rights and obligations (other than pursuant to Clause 4.9) cease immediately on termination of this Agreement pursuant to Clause 4.8, but termination does not affect a party's accrued rights and obligations at the date of termination.


5.      PURCHASE PRICE

5.1     The price payable under this Agreement is:

        5.1.1 $49,845,000 in respect of the termination of EPIL's rights under the Licence Agreement and, the Development Agreement pursuant to Clause 2; and

        5.1.2 in respect of the Assets, the amount obtained by adding together:

                  (a) $155,000, in respect of the assets listed in the first column of Schedule 1, apportioned between them as shown in the second column of Schedule 1; and

                  (b)   in respect of the Stock, the Actual Stock Value.

5.2 At Completion VDL shall pay $5,000,000 to EPIL on account of the consideration payable under Clause 5.1.1.

5.3     On the earlier of:

        5.3.1     the completion of the Financing; and

        5.3.2     31 December 2004,

        VDL shall pay the Actual Stock Value to EPIL on account of the purchase price payable under Clause 5.1.2.

5.4 On 31 December 2004, VDL shall pay $20,000,000 to EPIL on account of the consideration payable under Clause 5.1.1.

5.5 On 31 December 2005, VDL shall pay $25,000,000 to EPIL (representing the remaining consideration payable under Clause 5.1.1 and the remaining purchase price payable under Clause 5.1.2).

5.6 In the event that (a) a Vernalis Group Undertaking disposes, in good faith on arms' length terms, of all or part of its US rights in the Product to a person which is not a Vernalis Group Undertaking and (b) all or substantially all of the consideration payable in respect of such disposal is cash payable upon the completion of such disposal, VDL shall within 30 days pay EPIL the lesser of:

        5.6.1 the amount of such cash consideration less any reasonable costs which such Vernalis Group Undertaking incurred in connection with or which relates to such disposal (including costs of any advisers and costs relating to regulatory, governmental or shareholder approvals required to effect such disposal); or

        5.6.2 the aggregate of the sums then payable by VDL to EPIL pursuant to Clauses 5.3 , 5.4 and 5.5,

        (the "REPAYMENT AMOUNT").

5.7     Any Repayment Amount shall be applied by EPIL as follows:

        5.7.1 first, in reducing or discharging (as the case may be) on a dollar for dollar basis VDL's obligation to pay EPIL under Clause 5.3;

        5.7.2 next (if applicable), in reducing or discharging (as the case may be) on a dollar for dollar basis VDL's obligation to pay EPIL under Clause 5.4; and

        5.7.3 finally (if applicable), in reducing or discharging (as the case may be) on a dollar for dollar basis VDL's obligation to pay EPIL under Clause 5.5.

5.8     In the event that:

        5.8.1 VDL fails to make any payment under Clause 5.3, 5.4 or 5.5 within 30 days of the date on which it is due;

        5.8.2 VDL breaches any provision of the Floating Charge, or any other entity which executes a floating charge pursuant to Clause 16.3 of this Agreement breaches any provision of such floating charge;

        5.8.3 a petition or application is presented for the making of an administration order in relation to VDL or Vernalis;

        5.8.4 any person who is entitled to do so gives written notice of its intention to appoint an administrator of VDL or Vernalis or files such a notice with the court;

        5.8.5 either VDL or Vernalis passes a resolution for its winding up or a court of competent jurisdiction makes an order for VDL's or Vernalis's winding up or dissolution;

        5.8.6 an administrator of VDL or Vernalis is appointed, or a receiver is appointed over, or an encumbrancer takes possession of or sells, an asset of VDL or Vernalis; or

        5.8.7 either VDL or Vernalis makes an arrangement or composition with its creditors generally or makes an application to a court of competent jurisdiction for protection from its creditors generally, all amounts which have not then been paid pursuant to Clauses 5.3, 5.4 and 5.5 shall become immediately due and payable.

5.9 Where EPIL receives a sum from VDL pursuant to this Clause 5 relating to Assets owned by another Elan Group Undertaking, EPIL shall receive such sum on trust for the Elan Group Undertaking entitled to such sum. The receipt by EPIL of any such sum shall discharge VDL's obligations to pay such sum to any Elan Group Undertaking and VDL shall not be bound to enquire as to the application by EPIL of any such sum received from VDL.


6.      COMPLETION

6.1 Completion shall take place at the office of Elan's Solicitors on the Completion Date.

6.2 At Completion, the Sellers and Vernalis shall do all those things respectively required of them in Schedule 3 and VDL shall pay the amount stated in Clause 5.2 to EPIL to the account which is notified to VDL by EPIL prior to Completion.

6.3 If Completion does not take place on the Completion Date because the Sellers fail to comply with any of their obligations under Clause 6 and
        Schedule 3, Vernalis may by notice to the Sellers:

        6.3.1 proceed to Completion to the extent reasonably practicable (but if Vernalis exercises its right pursuant to this Clause 6.3.1, completion of the purchase of some of the Assets does not affect Vernalis's rights in connection with the others); or

        6.3.2 postpone Completion to a date not earlier than two Business Days after the Completion Date and not later than 5 July 2004.

6.4 If Completion does not take place on the Completion Date because Vernalis fails to comply with any of its obligations under Clause 6 and
        Schedule 3, the Sellers may by notice to Vernalis:

        6.4.1 proceed to Completion to the extent reasonably practicable (but if the Sellers exercise their right pursuant to this Clause 6.4.1, completion of the purchase of some of the Assets does not affect the rights of the Sellers in connection with the others); or

        6.4.2 postpone Completion to a date not earlier than two Business Days after the Completion Date and not later than 5 July 2004.

6.5 If Vernalis or the Sellers postpones Completion to another date in accordance with Clause 6.3.2 or 6.4.2, the provisions of this Agreement apply as if that other date is the Completion Date.

6.6 If Completion has not occurred on or before 5 July 2004 any party may elect to terminate this Agreement. If this Agreement is terminated pursuant to this Clause 6.6, each party's further rights and obligations (other than pursuant to Clause 4.9) cease immediately on termination, but termination does not affect a party's accrued rights and obligations at the date of termination.


7.      WARRANTIES AND PRE COMPLETION CONDUCT

7.1     The Sellers jointly and severally warrant to VDL on the terms set out in
        Schedule 4. For this purpose only, where in a Warranty or in the Disclosure Letter:

        7.1.1 the term "Copyright", "Marketing Materials", "Stock" or "Unregistered Trade Marks" is used or referred to, each term is to be construed as if the words "Completion" in its definition in Clause 1.1 were replaced with the words "the date of this Agreement"; and

        7.1.2 the term "Assets" and "IP Assets" is used or referred to, each term is to be construed as if the terms listed in Clause 7.1.1 were construed in accordance with that clause.

7.2 The Sellers' liability for Relevant Claims shall be limited or excluded, as the case may be, as set out in Schedule 5.

7.3 Each of the Warranties are qualified by the facts and circumstances fairly disclosed in the Disclosure Letter.

7.4 Subject to Clause 7.3, each of the Warranties, which are separate and independent, is not, except as expressly provided in this Agreement, limited by any other paragraph in the Warranties Schedule or this Agreement.

7.5 Between the execution of this Agreement and Completion, each Seller shall comply with Schedule 6.

7.6 If before Completion the Product Registration is revoked or there is a recall of Product, then VDL may serve a notice on EPI (a "TERMINATION NOTICE"). If VDL does not serve a Termination Notice pursuant to this Clause 7.6 and proceeds to Completion, no Seller shall be liable for any claim under this Agreement (including any Relevant Claim) arising from such revocation of the Product Registration or such recall of Product (as the case may be) or from any matter giving rise to such revocation or recall.

7.7     Upon receipt of a Termination Notice:

        7.7.1 this Agreement shall terminate and each party's further rights and obligations cease immediately on termination; but

        7.7.2 termination does not affect any party's accrued rights and obligations at such time.

7.8 Except as set out in Clauses 7.6 and 7.7, neither Vernalis nor VDL shall be entitled to rescind or otherwise seek in any way to terminate this Agreement other than for fraud.


8.      VERNALIS'S WARRANTIES

8.1     Vernalis warrants to the Sellers that:

        8.1.1 each of Vernalis and VDL has the right, power and authority, and has taken all action necessary, to execute, deliver and exercise its respective rights and perform its respective obligations under this Agreement and each document to be executed by it at or before Completion; and

        8.1.2 the obligations of each of Vernalis and VDL under this Agreement and each document to be executed by it at or before Completion are, or when the relevant document is executed will be, enforceable in accordance with its respective terms.


9.      VERNALIS GUARANTEE AND INDEMNITY

9.1 Vernalis irrevocably and unconditionally guarantees to each Seller the due and punctual performance of each obligation of VDL contained in this Agreement and the Transitional Services Agreement. Vernalis shall pay to each Seller from time to time on demand any sum of money which VDL is at any time liable to pay to such Seller under or pursuant to this Agreement or the Transitional Services Agreement and which has not been paid at the time the demand is made. Vernalis's obligations under this clause are primary obligations and not those of a mere surety.

9.2 Vernalis irrevocably and unconditionally agrees to indemnify (and keep indemnified) each Seller on demand against any loss, liability or cost incurred by such Seller as a result of any obligation of VDL referred to in Clause 9.1 above being or becoming void, voidable or unenforceable as against VDL for any reason whatsoever. The amount of the loss, liability or cost shall be equal to the amount which such Seller would otherwise have been entitled to recover from VDL.

9.3 Vernalis's obligations under Clauses 9.1 and 9.2 are continuing obligations and are not satisfied, discharged or affected by an intermediate payment or settlement of account by, or a change in the constitution or control of, or merger or consolidation with any other person of, or the insolvency of, or bankruptcy, winding up or analogous proceedings relating to, VDL.

9.4 Vernalis's liabilities under Clauses 9.1 and 9.2 are not affected by an arrangement which a Seller may make with VDL or with another person which (but for this Clause 9.4) might operate to diminish or discharge the liability of or otherwise provide a defence to a surety.

9.5 Without affecting the generality of Clause 9.4, a Seller may at any time it thinks fit and without reference to Vernalis and without prejudice to Vernalis's obligations under this Clause 9.1:

        9.5.1 grant a time for payment or grant another indulgence or agree to an amendment, variation, waiver or release in respect of an obligation of VDL under this Agreement or the Transitional Services Agreement;

        9.5.2 give up, deal with, vary, exchange or abstain from perfecting or enforcing other securities or guarantees held by such Seller;

        9.5.3 discharge a party to other securities or guarantees held by such Seller and realise all or any of those securities or guarantees; and

        9.5.4 compound with, accept compositions from and make other arrangements with VDL or a person or persons liable on other securities or guarantees held or to be held by such Seller.

9.6 So long as VDL is under an actual or contingent obligation under this Agreement or the Transitional Services Agreement Vernalis shall not exercise a right which it may at any time have by reason of the performance of its obligations under Clauses 9.1 and 9.2 to be indemnified by VDL, to claim a contribution from another surety of VDL's obligations or to take the benefit (wholly or partly and by way of subrogation or otherwise) of any of VDL's rights under this Agreement or the Transitional Services Agreement or of any other security taken by VDL in connection with this Agreement or the Transitional Services Agreement.

9.7 Vernalis's liabilities under Clauses 9.1 and 9.2 are not affected by the avoidance of an assurance, security or payment or a release, settlement or discharge which is given or made on the faith of an assurance, security or payment, in either case, under an enactment relating to bankruptcy or insolvency.

9.8 Vernalis waives any right it may have of first requiring a Seller (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from Vernalis under this Clause 9. This waiver applies irrespective of any law or any provision of this Agreement or any agreement entered into pursuant to this Agreement to the contrary.


10.     TRANSFER OF THE PRODUCT REGISTRATIONS

10.1 At Completion, EPI shall transfer the Product Registrations to VDL free from any Encumbrance on the terms of and in accordance with this Clause 10.

10.2 At or without delay following Completion, EPI shall deliver the signed transfer letters in the agreed form to the FDA or Health Canada (as the case may be) or other notice, application, submission, report and other instrument, document, correspondence or filing presented to it by VDL that is necessary for the transfer of the Product Registrations to VDL.

10.3 Save insofar as they arise from EPI's failure to comply with Clause 10.1 of this Agreement or its obligations under the Transitional Services Agreement, VDL hereby indemnifies each Elan Group Undertaking on demand against any liability, loss, damage, cost or expense of any nature suffered by any Elan Group Undertaking arising out of any breach by VDL of its regulatory responsibility as the transferee. Each Elan Group Undertaking may enforce the terms of this Clause 10.3 subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

10.4 No Seller shall have any further or other obligations with respect to the transfer of the Product Registrations to VDL and the maintenance of the Product Registrations after Completion except as expressly set out in this Clause 10 or the Transitional Services Agreement.


11.     USE OF ELAN NAME

11.1 Vernalis acknowledges and agrees that nothing in this Agreement shall operate as an agreement to transfer (nor shall transfer) any right, title or interest in the name and mark 'Elan', the Elan group corporate logo or any name or mark including or comprising 'Elan' (including, without limitation, as part of any of the corporate or trading names of any Elan Group Undertaking) and the stylised "e" symbol currently debossed on the Product and reproduced in Schedule 10 (the ""E" SYMBOL") (the "ELAN MARKS") or in any other name, mark, logo or trading insignia of the Sellers or any other Elan Group Undertaking other than the Trade Marks. This Agreement does not entitle Vernalis or any Vernalis Group Undertaking to use any Elan Marks or any such other name, mark, logo or trading insignia save for the entitlement expressly conferred on Vernalis in this Clause 11.

11.2 EPI (on behalf of itself and as agent for each Elan Group Undertaking) grants to VDL, subject to the terms of this Clause 11, a royalty-free, non-exclusive, non-sub-licensable and non-assignable licence to use (a) the Elan Marks (other than the "e" Symbol") on Marketing Materials for a period of six months from Completion in connection with the sale and distribution of the Product (including, for the avoidance of doubt, the Stock), provided that in relation to the Stock marked with Elan Marks handed over at Completion such period shall be nine months from Completion and (b) the "e" Symbol on the Product for a period of 24 months from Completion in the United States by VDL in the manner and for the purpose for which the Elan Marks were used (if at all) in connection with the manufacture, sale and distribution of the Product in the United States during the six months before Completion, provided that Vernalis shall use all reasonable endeavours to cease all use of the Elan Marks as soon as reasonably practicable after Completion.

11.3 Vernalis shall, no later than one month after the licences described in Clause 11.2 terminate for any reason, destroy all existing stocks, packaging, sales literature, stationery and marketing materials (in documentary form) bearing any Elan Mark (and delete the same from any template or design therefore) and remove the "e" Symbol from all equipment used to mark the Product.

11.4    VDL shall:

        11.4.1 not use any of the Elan Marks in any modified or altered form, or with any prefix or suffix or in any other language, or as part of, or in combination, conjunction or association with, any other name or mark, save for any mark including or consisting of the name and mark "Frova";

        11.4.2 not do, or cause to be done, anything which may in any way damage, depreciate, tarnish, jeopardise or otherwise prejudice the goodwill and reputation associated with the Elan Marks;

        11.4.3 not knowingly do anything that may jeopardise the enforceability or validity of any registration of any Elan Mark or lead to grounds for the revocation of any such registration for any reason including, but not limited to, use of any Elan Mark in a manner which may be misleading to the public;

        11.4.4 use the Elan Marks only in connection with the Stock or a Product complying with the quality and other specifications of the Product Registrations;

        11.4.5 comply with all reasonable written directions from EPI from time to time regarding use of the Elan Marks under this Clause 11;

        11.4.6 not apply to register any Elan Mark as a trade mark based upon its use of the Elan Marks under this Clause 11, or otherwise at any time; and

        11.4.7 not use in connection with the Product any other trade mark or trade name which is confusingly similar to any of the Elan Marks.

11.5 Vernalis shall have no entitlement to, or to call upon a Seller or any Elan Group Undertaking to, bring proceedings or take any action against any person infringing or suspected of infringing any rights of any Elan Group Undertaking in any of the Elan Marks, and Vernalis hereby irrevocably waives any such entitlement that may be bestowed upon Vernalis by operation of any law.

11.6 Vernalis acknowledges and agrees and understands that all rights and goodwill arising from all use of the Elan Marks by Vernalis under this Clause 11 shall enure solely to the benefit of the Sellers (or the relevant Elan Group Undertaking). On termination or expiry of the licence granted in Clause 11.2 (howsoever arising), Vernalis shall, if so requested by EPI, execute an assignment in favour of EPI (or such other person as EPI may direct) of all goodwill associated with the Elan Marks that may have accrued to Vernalis by reason of its use of the Elan Marks.

11.7 The licence granted in Clause 11.2 shall not be terminable or revocable save for material breach by Vernalis of the provisions of this Clause 11 or save further if Vernalis or other Vernalis Group Undertaking opposes or challenges the validity or grant of any registration of, or application for, any of the Elan Marks. In the event of termination of the licence, Vernalis shall immediately cease using any of the Elan Marks.

11.8 For the avoidance of any doubt, the Sellers give no warranty and make no representation that the use of the Elan Marks by Vernalis will not infringe the Intellectual Property of any third party.

11.9 Vernalis hereby indemnifies the Sellers against any liability, loss, damage, cost or expense of any nature (including professional charges and including damage to goodwill or reputation and the costs of mitigation) reasonably incurred by the Sellers or any Elan Group Undertaking whether direct or consequential (including, but not limited to, any economic loss or other loss of profits, business or goodwill or with respect to any product liability claim) arising out use of the Elan Marks by Vernalis under this Clause 11.

11.10 Nothing in Clauses 11.2 and 11.3 shall require Vernalis or any Vernalis Group Undertaking to take any steps to remove the Elan Marks from any Product or any packaging or materials connected with the Product that have already entered the distribution chain, save as required by law.


12.     CONTRACTS

12.1 Subject to Clause 12.3.3 and the Transitional Services Agreement, after Completion VDL shall:

        12.1.1 perform all of the obligations of each Seller to be performed after Completion under each Contract to which it is a party solely insofar as it relates to the Compound and/or the Product (as the case may be) (other than payment of the Trade Credits) in accordance with the terms of the Contract; and

        12.1.2 indemnify, and keep indemnified, each Seller on demand against each loss, liability and cost which any such Seller incurs as a result of any breach of Vernalis's obligations under Clause
                  12.1.1 (including, without limitation, each loss, liability and cost incurred as a result of defending or settling a claim alleging such a liability).

12.2 The Sellers shall indemnify, and keep indemnified, each Vernalis Group Undertaking against each loss, liability and cost which any such Vernalis Group Undertaking incurs as a result of each Seller's performance of its obligations under each Contract to which it is a party to the extent that the loss, liability or cost is attributable to such Seller's act or omission before Completion (including, without limitation, each loss, liability and cost incurred as a result of defending or settling a claim alleging such a liability).

12.3 If a Residual Contract cannot be transferred to VDL except by an assignment made with a specified person's consent or by a novation agreement:

        12.3.1 this Agreement does not constitute an assignment or an attempted assignment of such Residual Contract if an assignment or attempted assignment would constitute a breach of such Residual Contract;

        12.3.2 both before and after Completion VDL and the Seller which is a party to such Residual Contract shall each make all reasonable efforts to obtain the person's consent to the assignment, or achieve the novation, of such Residual Contract solely insofar as it relates to the Compound and/or the Product (as the case may be);

        12.3.3 until the consent is obtained or novation is achieved, the Seller which is a party to such Residual Contract shall, at VDL's sole cost and risk, do each act and thing reasonably requested of it by VDL to enable performance of such Residual Contract solely insofar as it relates to the Compound and/or the Product (as the case may be) and to provide for Vernalis the benefits of those parts of such Residual Contract (including, without limitation, enforcement of a right of such Seller against another party to the Residual Contract arising out of its termination by the other party or otherwise); and

        12.3.4 until the consent is obtained or novation is achieved, the Seller which is a party to such Residual Contract shall hold the benefit of such Residual Contract solely insofar as it relates to the Compound and/or the Product (as the case may be) on trust for VDL.


13.     LIABILITIES AND APPORTIONMENTS

13.1    Subject to Clause 14 and Schedule 8, each Seller shall:

        13.1.1    remain responsible for the Trade Credits owed by it; and

        13.1.2 indemnify, and keep indemnified, VDL on demand against each loss, liability and cost which VDL incurs as a result of such Seller's failure to comply with its obligations under Clause
                  13.1.1 including, without limitation, each loss, liability or cost incurred as a result of defending or settling a claim alleging such a liability but excluding any liability of VDL arising under this Agreement.

13.2    Subject to Clause 14 and Schedule 8, VDL:

        13.2.1 is responsible for all liabilities incurred in connection with the Assets after Completion or the sale, marketing, distribution or supply of the Product after Completion including, without limitation, all outgoings and expenses owed in connection with the Assets after Completion;

        13.2.2 shall indemnify, and keep indemnified, each Seller on demand against each loss, liability and cost which such Seller incurs as a result of VDL's failure to comply with its obligations under Clause 13.2.1 and against any liability arising out of or in connection with the ownership or operation of the Assets after

                  Completion, including, without limitation, each loss, liability or cost of the sale, marketing, distribution or supply of the Product incurred as a result of defending or settling a claim alleging such a liability but excluding any liability of a Seller arising under this Agreement.

13.3 If a payment (not including any outgoings or expenses, or any part of any outgoings or expenses, which represents VAT) under a Contract for a period covering both before and after Completion is made by:

        13.3.1 a Seller, Vernalis shall pay such Seller an amount equal to that proportion of the payment that relates to the period after Completion; or

        13.3.2 Vernalis, the Seller which is a party to such Contract shall pay Vernalis an amount equal to that proportion of the payment that relates to the period before the Completion.

13.4 If a payment (not including any payment, or any part of any payment, which represents VAT) under a Contract for a period covering both before and after Completion is received by:

        13.4.1 a Seller, such Seller is entitled to retain the proportion of the payment that relates to the period before Completion and shall pay Vernalis an amount equal to the remainder; or

        13.4.2 Vernalis, Vernalis is entitled to retain the proportion of the payment that relates to the period after Completion and shall pay the Seller which is a party to such Contract an amount equal to the remainder.

13.5 A party owing an amount under Clause 13.3 or 13.4 shall pay the other party that amount within 14 days of payment of receipt (as the case may be).


14.     RETURNS REBATES AND CHARGEBACKS

        The parties agree that the provisions of Schedule 8 will apply after Completion.


15.     VALUE ADDED TAX

15.1 All sums payable by VDL or Vernalis to a Seller pursuant to this Agreement shall be deemed to be exclusive of any VAT which may be chargeable on the supply or supplies for which such sums (or any part thereof) are the whole or part of the consideration for VAT purposes.

15.2 Where, pursuant to the terms of this Agreement, a Seller makes a supply to VDL or Vernalis for VAT purposes and VAT is or becomes chargeable on such supply, VDL or Vernalis (as the case may be) shall pay to such Seller (in addition to and at the same time as providing any other consideration for such supply or, if later, within five Business Days following the delivery by such Seller to VDL or Vernalis (as the case may be) of a valid VAT invoice) a sum equal to the amount of VAT which is or becomes chargeable on such supply and for which such Seller has the liability to account to a tax authority.

15.3 Where a party (the "PAYING PARTY") is required by the terms of this Agreement to reimburse the other party (the "RECIPIENT") for any cost or expense, the Paying Party shall reimburse the Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Recipient obtains credit or repayment in respect of such VAT from a tax authority.


16.     POST COMPLETION OBLIGATIONS

16.1 EPI hereby agrees to use its reasonable endeavours to procure from UCB as soon as possible after Completion an assignment to VDL (whether directly from UCB or indirectly via EPI) of all of UCB's rights, title and interest (if any) in any copyright and other Intellectual Property subsisting in the Marketing Materials.

16.2 If, following Completion, any party discovers that a Seller owns any Intellectual Property which:

        16.2.1    was before Completion used exclusively for; and

        16.2.2    is necessary for,

        the promotion, marketing, distribution, sale or supply of the Product, such Seller shall, at VDL's request, assign to VDL at such Seller's cost, that Seller's right, title and interest in such Intellectual Property, provided that such assignment is not prohibited by any prior agreement. In that case, that Seller shall use its reasonable endeavours to obtain consent to such assignment or a novation in favour of VDL (as appropriate).

16.3 Vernalis shall procure that before any Vernalis Group Undertaking or other affiliate of Vernalis (other than VDL) enters into any arrangement which might give rise to a Monetary Claim (as defined in the Floating Charge) if such entity were VDL, such entity shall execute and deliver to EPIL a floating charge in EPIL's favour in the same form as the Floating Charge.

16.4 On or after Completion the Sellers shall, at their own cost and expense, execute and do (or procure to be executed and done by any other necessary Elan Group Undertaking) all such deeds, documents, acts and things as VDL may from time to time reasonably require in order to vest any of the Assets in VDL (including taking reasonable steps within their power to vest the Equipment in VDL with full title guarantee) or as otherwise may be necessary to give full effect to this Agreement.

16.5 Each party shall immediately give to the other all payments, notices, correspondence, information or enquiries in relation to the Business or the Assets which it receives after Completion and which belong to the other.


17.     FURTHER UNDERTAKINGS BY THE SELLERS

17.1    In this Clause 17:

        17.1.1 "SIMILAR COMPETING PRODUCT" means a pharmaceutical product which contains any of the serotonin receptor agonists known as "triptans" as agents for the treatment of migraine; and

        17.1.2 "DIRECTLY COMPETING PRODUCT" means a pharmaceutical product which contains the Compound (or a compound which is substantially the same as the Compound (including a chiral isomer of the Compound)) as its active pharmaceutical ingredient.

17.2 Each Seller undertakes to Vernalis that such Seller will not, for a period up to and including 31 December 2005, be concerned in any business which promotes, markets, distributes, sells or supplies:

        17.2.1    a Similar Competing Product in the Territory; or

        17.2.2 a Directly Competing Product in any member state of the European Union or Japan ("EUROPE").

17.3 The Sellers shall ensure that each Elan Group Undertaking complies with Clause 17.2.

17.4 For the purposes of Clauses 17.2 and 17.3, a Seller or other Elan Group Undertaking is concerned in a business if carries it on as principal or agent or if:

        17.4.1 it is a partner, director or agent in, of or to any person who carries on the business; or

        17.4.2 it has any direct or indirect financial interest (as shareholder or otherwise) in any person who carries on the business; or

        17.4.3 it is a partner, director or agent in, of or to any person who has a direct or indirect financial interest (as shareholder or otherwise) in any person who carries on the business.

17.5    Nothing in this Clause 17 shall:

        17.5.1 restrict all Elan Group Undertakings from together being interested in securities which amount to less than five per cent. of the issued securities of that class of any entity which promotes, markets, distributes, sells or supplies a Similar Competing Product in the Territory or a Directly Competing Product in Europe provided that no Elan Group Undertaking is involved in the management of the business of the issuer of the securities other than by the exercise of voting rights attaching to the securities; or

        17.5.2 prevent any Elan Group Undertaking from acquiring one or more businesses and/or companies (together the "ACQUIRED ASSETS") which promote, market, distribute, sell or supply a Similar Competing Product in the Territory or a Directly Competing Product in Europe provided that either:

                  (a) the turnover in the Territory of all Similar Competing Products acquired plus the turnover in Europe of all Directly Competing Products acquired (together, the "COMPETING TURNOVER") is less than 10 per cent. of the turnover attributable to the Acquired Assets (including all Similar Competing Products and Directly Competing Products); or

                  (b) such Elan Group Undertaking disposes, within one year of their being acquired, of sufficient Acquired Assets to bring Competing Turnover below 10 per cent of the turnover attributable to the Acquired Assets (including all Similar Competing Products and Directly Competing Products).

17.6 If the restriction in Clause 17.2 is void but would be valid if some part of the restriction were deleted, the restriction shall apply with such modification as may be necessary to make it valid.

17.7 Each Seller acknowledges that the above provisions of this Clause 17 are no more extensive than is reasonable to protect VDL as the purchaser of the Assets.


18.     RECORDS AND ASSISTANCE

18.1 As soon as practical following Completion (and, in any event, no later than three months after Completion), the Sellers shall deliver to Vernalis the Delivered Records other than those required by the Elan Companies (as defined in the Transitional Services Agreement) to discharge their obligations under the Transitional Services Agreement (the "TRANSITIONAL SERVICE Records"). The Sellers shall deliver the Transitional Service Records to Vernalis as soon as is reasonably practicable following termination of the Transitional Services Agreement. The provisions of Clause 18.2 shall apply, mutatis mutandis, in relation to the Transitional Service Records until they are delivered to Vernalis. The Sellers shall be entitled to retain one copy of the Delivered Records.

18.2 The Sellers shall retain the Retained Records following Completion and shall allow Vernalis, its employees and agents and any other person authorised by Vernalis (subject to the provisions of Clauses 18.5 and 20):

        18.2.1 on reasonable notice to inspect (at all reasonable times during usual business hours) such of the Retained Records as it may reasonably request in connection with the Assets (which, for the avoidance of doubt, shall not include any of the records described in sub-paragraphs (c), (e), (f), (g),
                  (h), (i) and (m) of the definition of Retained Records); and

        18.2.2 at Vernalis's cost, to take copies of any of those Retained Records.

18.3 Following Completion, Vernalis shall allow the Sellers, their employees and agents and any other person authorised by a Seller (subject to the provisions of Clauses 18.4 and 20):

        18.3.1 on reasonable notice to inspect the Delivered Records at all reasonable times during usual business hours; and

        18.3.2 at the Sellers' cost, to take copies of any of the Delivered Records.

18.4 Vernalis shall procure that a Vernalis Group Undertaking maintains all Delivered Records for a period of ten years after Completion. Thereafter, Vernalis shall give the Sellers 90 days' written notice of its intention to dispose of any Delivered Records. A

        Seller may elect to remove, at its cost, any or all of the Delivered Records during such 90 day period.

18.5 The Sellers shall procure that an Elan Group Undertaking maintains all Retained Records for a period of ten years after Completion. Thereafter, EPI shall give Vernalis 90 days' written notice of any intention to dispose of any Retained Records. Vernalis may elect to remove, at its cost, during such 90 day period, such of the Retained Records as it may reasonably require in connection with the Assets (which, for the avoidance of doubt, shall not include any of the records described in sub-paragraphs (c), (e), (f), (g), (h), (i) and (m) of the definition of Retained Records).

18.6 To facilitate the resolution of any Parent Proceeding, following Completion and upon reasonable notice, Vernalis shall (in each case at the Sellers' sole cost):

        18.6.1 to the extent that an Elan Group Undertaking is legally required to produce original documents for inspection in a Parent Proceeding, cooperate with such Elan Group Undertaking in making such original documents available for inspection by parties to such Parent Proceeding;

        18.6.2 insofar as it is able, furnish to the Seller, their employees and agents and any other person authorised by a Seller, such additional financial and other information regarding any Elan Group Undertaking relating to the period prior to Completion as any Elan Group Undertaking may from time to time reasonably request; and

        18.6.3 make available to any Elan Group Undertaking, its employees and agents and any other person authorised by a Seller, all its employees (from time to time) whose assistance, testimony or presence is necessary to assist such Elan Group Undertaking in evaluating any such claims and/or in defending against such claims, including the presence of such persons as witnesses in hearings or trials for such purposes, provided that the foregoing shall not unreasonably interfere with the business or operations of any Vernalis Group Undertaking.

        Each Elan Group Undertaking may enforce the terms of this Clause 18.6 subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

18.7 In respect of any Retained Record that is an invention record or related document in respect of the Registered Trade Marks, in any form, the Sellers shall use their reasonable endeavours to locate and provide a copy of any relevant part of such Retained Record if and to the extent reasonably requested by Vernalis for the purposes of the defence of any opposition, interference or other claim attacking the validity of any of the Registered Trade Marks.

18.8 Vernalis (on behalf of itself and as agent for each Vernalis Group Undertaking) hereby grants the Sellers a royalty-free, non-exclusive, irrevocable, worldwide and non-terminable licence under all Copyright and all its right, title and interest in other Intellectual Property subsisting in the Delivered Records solely to reproduce copies of the Delivered Records retained by the Sellers pursuant to Clause 18.1 and to use such reproductions.

19.     LEGAL DISCLOSURE

19.1 Vernalis acknowledges that it has been informed that information regarding the Elan Group Undertakings has been requested by the United States Securities and Exchange Commission (the "SEC") and by private litigants in connection with Parent Proceedings. Vernalis waives any right that it may have to notice or consultation in relation to the disclosure of any of the Retained Records or any other information that has been (or may be) requested by the SEC and/or private litigants in connection with the Parent Proceedings.

19.2    Notwithstanding Clause 20, each Elan Group Undertaking:

        19.2.1 shall be permitted to use any information as is referred to in Clauses 20.1 and 20.2 as required by any law, rule, regulation, order, decree, injunction or judgment of any federal, state, local or foreign court, legislative body, administrative agency, commission or other governmental or regulatory authority; and

        19.2.2 may disclose any information as is referred to in Clause 20.2 to any employee, agent, attorney, accountant, consultant or representative or other adviser in connection with the prosecution or defence of any Parent Proceeding and may use any such information that it believes to be necessary or desirable for purposes of prosecuting or defending a Parent Proceeding, provided, however, that such Elan Group Undertaking will use its reasonable efforts to obtain an order protecting the confidentiality of such information.


20.     CONFIDENTIAL INFORMATION

20.1 Subject to Clause 20.3, each Seller undertakes to Vernalis that before and after Completion such Seller shall:

        20.1.1 not use or disclose to a person Confidential Information it has or acquires (except to the extent necessary in the ordinary course of marketing, distribution and sale of the Product prior to Completion);

        20.1.2 make every effort to prevent the use or disclosure of Confidential Information (except as mentioned in Clause 20.1.1); and

        20.1.3    procure that each Elan Group Undertaking complies with Clauses
                  20.1.1 and 20.1.2.

20.2 Subject to Clause 20.3 and Clause 21, each Seller undertakes to Vernalis, for itself and as agent and trustee for each Vernalis Group Undertaking, and Vernalis undertakes to each Seller, for itself and as agent and trustee for each other Elan Group Undertaking, that it shall treat as confidential all information received or obtained as a result of entering into or performing this Agreement which relates to:

        20.2.1 the other party including, where that other party is a Seller, each Elan Group Undertaking and where that other party is Vernalis, each Vernalis Group Undertaking;

        20.2.2 the provisions or the subject matter of this Agreement or any document referred to herein and any claim or potential claim thereunder; or

        20.2.3 the negotiations relating to this Agreement or any documents referred to herein.

        Each Seller shall procure that each Elan Group Undertaking complies with this Clause 20.2 and Vernalis shall procure that each Vernalis Group Undertaking complies with this Clause 20.2

20.3    Clauses 20.1 and 20.2 do not apply to disclosure of information:

        20.3.1 to a director, officer or employee of a Elan Group Undertaking or a Vernalis Group Undertaking whose function requires him to have such information;

        20.3.2 required to be disclosed by law, by a rule of a listing authority or stock exchange by or on which Elan Corp's shares or Vernalis's shares are listed or traded, or by a governmental or regulatory authority or other authority with relevant powers to which an Elan Group Undertaking or a Vernalis Group Undertaking is subject or submits, whether or not the requirement has the force of law, provided that the disclosure shall so far as is practicable be made after consultation with the other parties and after taking into account the reasonable requirements of the other parties as to its timing, content and manner of making or despatch;

        20.3.3 to an agent, attorney, accountant, consultant, representative or other adviser provided that such disclosure is reasonably necessary and is on the basis that Clauses 20.1 and 20.2 apply to use and disclosure by the adviser; or

        20.3.4 that is or becomes in the public domain other than as a result of the breach of a confidentiality obligation by the party making the disclosure.


21.     ANNOUNCEMENTS

21.1 Subject to Clause 21.2, neither party may, before or after Completion, make or send a public announcement, communication or circular concerning the transactions referred to in this Agreement unless it has first obtained the other party's written consent, which may not be unreasonably withheld or delayed.

21.2 Clause 21.1 does not apply to the posting of the Circular by Vernalis nor to a public announcement, communication or circular:

        21.2.1 made or sent by Vernalis after Completion to a customer or supplier of the Product informing it of Vernalis's purchase of the Assets; or

        21.2.2 required by law, by a rule of a listing authority or stock exchange by or on which Elan Corp's or Vernalis's shares are listed or traded, or by a governmental or regulatory authority or other authority with relevant powers to which an Elan Group Undertaking or a Vernalis Group Undertaking is subject or submits, whether or not the requirement has the force of law, provided that the public announcement, communication or circular shall so far as is practicable be made after consultation with the other parties and after taking into account the reasonable requirements of the other parties as to its timing, content and manner of making or despatch.


22.     COSTS

22.1 Except where this Agreement or the relevant document provides otherwise, each party shall pay its own costs relating to the negotiation, preparation, execution and performance by it of this Agreement and of each document referred to in it.

22.2 VDL shall pay, or shall procure the payment by a Vernalis Group Undertaking of, any stamp duty, transfer, notarial or registration taxes or any taxes of a similar fiscal nature and arising in any jurisdiction whatsoever which are payable in respect of this Agreement, or any document executed pursuant to this Agreement, pursuant to which any estate, interest or title is transferred or otherwise vested in VDL or a Vernalis Group Undertaking.


23.     SET OFF

23.1 In the event of there being an Elan Payable Amount, it shall be dealt with as follows:

        23.1.1 first in reducing, by the amount of the Elan Payable Amount, the sum payable by VDL pursuant to Clause 5.3 (the "STOCK PAYMENT");

        23.1.2 next (if applicable) in reducing, by the amount of the Elan Payable Amount less the amount of the Stock Payment, the sum payable by VDL pursuant to Clause 5.4;

        23.1.3 next (if applicable) in reducing, by the amount of the Elan Payable Amount less the aggregate of $20,000,000 and the amount of the Stock Payment, the sum payable by VDL pursuant to Clause 5.5; and

        23.1.4 finally (if applicable) by Elan or the relevant Elan Group Undertaking paying the balance (or the entirety as the case may be) of the Elan Payable Amount to VDL.

23.2 In the event of there being a Vernalis Payable Amount this may only be set off against an Elan Payable Amount and to the extent that this is not possible it shall be paid in full.


24.     INDEMNIFICATION

24.1 If a party (the "INDEMNIFIED PARTY") becomes aware of a matter which might give rise to a claim for indemnification under this Agreement:

        24.1.1 the Indemnified Party shall notify the party which has given the indemnity (the "INDEMNIFIER") immediately of the matter (stating in reasonable detail the nature of the matter and, if practicable, the amount claimed) and consult with the Indemnifier with respect to the matter; if the matter has become the subject of proceedings the Indemnified Party shall notify the Indemnifier within sufficient time to enable the Indemnifier to have time to contest the proceedings before final judgment;

        24.1.2    the Indemnified Party shall:

                  (a) take any action and institute any proceedings, and give any information and assistance, as the Indemnifier or its insurers may reasonably request to:

                        (i) dispute, resist, appeal, compromise, defend, remedy or mitigate the matter; or

                        (ii) enforce against a person (other than the Indemnifier) the Indemnified Party's or its insurers' rights in relation to the matter; and

                  (b) in connection with proceedings related to the matter (other than against the Indemnifier) use advisers chosen by the Indemnifier or its insurers and, if the Indemnifier requests, allow the Indemnifier or its insurers the exclusive conduct of the proceedings, in each case if the Indemnifier indemnifies the Indemnified Party for all reasonable costs incurred as a result of a request or choice by the Indemnifier or its insurers;

        24.1.3 the Indemnified Party may only admit liability in respect of or settle the matter if it has first obtained the Indemnifier's written consent (not to be unreasonably withheld or delayed).


25.     GENERAL

25.1 A variation of this Agreement is valid only if it is in writing and signed by or on behalf of each party.

25.2 The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

25.3 Each party's rights and remedies contained in this Agreement are cumulative and not exclusive of rights or remedies provided by law.

25.4 Except to the extent that they have been performed and except where this Agreement provides otherwise, the obligations contained in this Agreement remain in force after Completion.

25.5 If a party fails to pay a sum due from it under this Agreement on the due date of payment in accordance with the provisions of this Agreement, that party shall pay interest on the overdue sum from the due date of payment until the date on which its obligation to pay the sum is discharged at the rate of 2 per cent. above the base rate from time to time of Barclays Bank plc (whether before or after judgment). Interest accrues and is payable from day to day.

25.6 If any payment under any Clause requiring one party (the "PAYER") to indemnify or compensate another party (the "PAYEE") will be or has been subject to Tax, the Payer shall on demand from the Payee pay to the Payee the amount (after taking into account Tax payable in respect of the amount) that will ensure that the Payee receives and retains a net sum equal to the sum it would have received had the payment not been subject to Tax.

25.7    Except as provided in Clauses 2.1, 2.3, 2.4, 10.3, 18.6 and 26.7, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

25.8    The Sellers' obligations under this Agreement are joint and several.


26.     ENTIRE AGREEMENT

26.1 In this Clause 26, "REPRESENTATION" means representation, statement, assurance, covenant, undertaking, indemnity, guarantee or commitment (whether contractual or otherwise).

26.2 This Agreement and each document referred to in it constitute the entire agreement and supersede any previous agreement between the parties relating to the subject matter of this Agreement (except as provided in Clause 2.1).

26.3 Vernalis acknowledges and represents that it has not relied on or been induced to enter into this Agreement by a Representation given by any Elan Group Undertaking or any adviser to the Sellers other than the Warranties or otherwise as set out in this Agreement or each document referred to in it.

26.4 No Elan Group Undertaking is liable to Vernalis for a Representation that is not set out in this Agreement or any document referred to in this Agreement.

26.5 Each Seller acknowledges and represents that it has not relied on or been induced to enter into this Agreement by a Representation given by any Vernalis Group Undertaking or any adviser to Vernalis other than as set out in this Agreement.

26.6 No Vernalis Group Undertaking is liable to the Sellers for a Representation that is not set out in this Agreement or any document referred to in this Agreement.

26.7 Each party agrees that no adviser or provider of finance to any other party shall have any liability to the first party for a Representation that is not set out in this Agreement or any document referred to in this Agreement. Any such adviser or provider of finance may enforce the terms of this Clause 26.7 subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

26.8 Nothing in this Clause 26 shall have the effect of limiting or restricting any liability arising as a result of any fraud, wilful misconduct or wilful concealment.


27.     ASSIGNMENT

27.1 Each of Vernalis and VDL may assign its rights under this Agreement to any Vernalis Group Undertaking without the consent of any other party and if it does so:

        27.1.1 as between the parties, each other party may nevertheless enforce this Agreement against the assignor as if that assignment had not occurred; and

        27.1.2 if the assignee was originally, but subsequently ceases to be a Vernalis Group Undertaking, the assignor shall procure that the rights under this agreement are reassigned to the assignor or another Vernalis Group Undertaking.

27.2 Each of Vernalis and VDL may assign the benefit of each of the obligations on the part of the Sellers under this Agreement to any financial institution providing debt financing to any Vernalis Group Undertaking or to any security agent or any person or persons acting as trustee, nominee or agent for any such financial institution or security agent by way of security for the facilities being made available to the Vernalis Group Undertaking.

27.3 Each Seller may assign its rights under this Agreement to any Elan Group Undertaking without the consent of any other party and if it does so:

        27.3.1 each other party may nevertheless enforce this Agreement against the assignor as if that assignment had not occurred; and

        27.3.2 if the assignee was originally, but subsequently ceases to be an Elan Group Undertaking, the assignor shall procure that the rights under this agreement are reassigned to the assignor or another Elan Group Undertaking.

27.4 No party shall be liable to make any payment to any assignee of any other party which it would not have been liable to make to the assignor but for any assignment.

27.5 Except as permitted by this Clause 27, none of the rights or obligations under this Agreement may be assigned or transferred without the prior written consent of the other parties.


28.     NOTICES

28.1 A notice or other communication under or in connection with this Agreement (a "NOTICE") shall be:

        28.1.1    in writing; and

        28.1.2 delivered personally or sent by first class post delivery (and air mail if overseas) or by fax to the party due to receive the Notice to the address set out in Clause 28.3 or to another address, person or fax number specified by that party by written notice to the other parties received before the Notice was despatched.

28.2 Unless there is evidence that it was received earlier, a Notice is deemed given if:

        28.2.1 delivered personally, when left at the address referred to in Clause 28.1.2;

        28.2.2 sent by mail, except air mail, two Business Days after posting it;

        28.2.3    sent by air mail, six Business Days after posting it; and

        28.2.4 sent by fax, when confirmation of its transmission has been recorded by the sender's fax machine.

28.3    The address referred to in Clause 28.1.2 is:

        28.3.1    in the case of Elan Corp and EPIL:

                  c/o Elan International Services, Ltd
                  102 St James Court
                  Flatts, Smiths FL04
                  Bermuda
                  Fax: + 1 441 292 2444
                  Attention: Director;

        28.3.2    in the case of EPI:
                  800 Gateway Boulevard,
                  South San Francisco
                  CA 94080
                  United States of America
                  Fax: + 1 650 533 7165
                  Attention: General Counsel; and

        28.3.3    in the case of Vernalis or VDL:

                  Oakdene Court
                  613 Reading Road
                  Winnersh
                  Berkshire RG41 5UA
                  United Kingdom
                  Fax: +44 118 989 9300
                  Attention: Company Secretary.


29.     GOVERNING LAW AND JURISDICTION

29.1    This Agreement is governed by English law.

29.2 The courts of England have exclusive jurisdiction to settle any dispute arising from or connected with this Agreement (a "DISPUTE") including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity.

29.3 The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

29.4 The parties agree that the documents which start any proceedings relating to a Dispute ("PROCEEDINGS") and any other documents required to be served in relation to those Proceedings may be served on any Seller in accordance with Clause 28. These documents may, however, be served in any other manner allowed by law.

30.     COUNTERPARTS

        This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original and all of which together evidence the same agreement.

                                   SCHEDULE 1

                                 PURCHASE PRICE



ASSET                                                             PURCHASE PRICE
-----                                                             --------------
The Contracts                                                        $  5,000

The IP Assets                                                        $ 50,000

The Equipment                                                        $ 50,000

The Delivered Records                                                $ 50,000
                                                                     --------
TOTAL                                                                $155,000
                                                                     ========

                                   SCHEDULE 2

                              COMPLETION STATEMENT


1. After Completion Vernalis shall (at its cost) ensure that Vernalis's Accountants prepare a statement (in the form of paragraph 2) (the "INITIAL STATEMENT") specifying the amount of the Stock and the Actual Stock Value valued in accordance with paragraph 2.

2. The form of the Initial Statement (incorporating the values for different types of Stock) is as follows:

                                                                                        OWNED       OWNED BY      TOTAL
       DESCRIPTION OF STOCK                      EXPIRY DATE            VALUE           BY EPI        EPIL        VALUE
       --------------------                      -----------         ------------     ---------     ---------     -----
Frova 2.5mg Tab, 2 Count Sample Blister     After 6 months           $1.58/unit        x units          x          $x
without the mark "UCB" appearing on the     following Completion
packaging
                                            Within 6 months             Nil               --            --          --
                                            following Completion

Frova 2.5mg Tab, 2 Count Sample Blister     After 6 months           $1.58/unit        x units          x           $x
with the mark "UCB" appearing on the        following Completion
packaging (if UCB has consented to its
use post-Completion)                        Within 6 months             Nil               --            --          --
                                            following Completion

Frova 2.5mg Tab, 2 Count Sample Blister     Any                         Nil               --            --          --
with the mark "UCB" appearing on the
packaging (if UCB has not consented to
its use post-Completion)

Frova 2.5mg, 9 Count Blister                After 12 months          $3.25/unit        x units       x units        $x
                                            following Completion

                                            Within 12 months            Nil               --            --          --
                                            following Completion

Frova 2.5mg Bulk Tablets                    After 9 months           $0.31/tablet     x tablets     x tablets       $x
                                            following Completion

                                            Within 9 months             Nil               --            --          --
                                            following Completion

Frova 2.5mg Tab, Bulk Samples               After 9 months           $4.10/card        x cards       x cards        $x
                                            following Completion        of 9

                                            Within 9 months             Nil               --            --          --
                                            following Completion

4-Cyanophenyl Hydrazine, HCL                At any time after        $510/kg            x kgs         x kgs         $x
                                            Completion

                                            At any time prior           Nil               --            --          --
                                            Completion

Amine Ketal HCL - batch #39032 or 39033     At any time after        $1,325/kg          x kgs         x kgs         $x
                                            Completion

                                            At any time prior           Nil               --            --          --
                                            Completion

                                                                                        OWNED       OWNED BY      TOTAL
       DESCRIPTION OF STOCK                      EXPIRY DATE            VALUE           BY EPI        EPIL        VALUE
       --------------------                      -----------         ------------     ---------     ---------     -----
Amine Ketal HCL - batch #44842 or 44813     At any time after        $725/kg            x kgs         x kgs         $x
                                            Completion

                                            At any time prior           Nil               --            --          --
                                            Completion

Amine Ketal HCL - batch #39704 or 39736     At any time after        $831.60/kg         x kgs         x kgs         $x
                                            Completion

                                            At any time prior           Nil               --            --          --
                                            Completion

Amine Ketal HCL - other batches             At any time after         At cost           x kgs         x kgs         $x
                                            Completion

                                            At any time prior           Nil               --            --          --
                                            to Completion

Frovatriptan Succinate - batch #61829-57    At any time after        $22,778/kg         x kgs         x kgs         $x
if, at Completion, the investigation        Completion
underway at the date of this Agreement
has been completed successfully and the     At any time prior           Nil               --            --          --
product released for sale                   to Completion

Frovatriptan Succinate - batch #61829-57    Any                         Nil               --            --          --
if, at Completion, the investigation
underway at the date of this Agreement
has not been completed successfully and
the product not released for sale

Frovatriptan Succinate - other batches      At any time after        $22,778/kg         x kgs         x kgs         $x
                                            Completion

                                            At any time prior           Nil               --            --          --
                                            to Completion
                                                                                                                    $X

3. After Completion each of Vernalis and the Sellers shall provide Vernalis and Vernalis's Accountants and the Sellers and Elan's Accountants respectively with access to those assets, documents and records within its possession or control which they may reasonably require for the purpose of preparing and/or agreeing the Initial Statement (as the case may be).

4. Vernalis shall ensure that within 30 days starting on the day after Completion Vernalis's Accountants submit to Elan's Accountants the Initial Statement. Within 30 days starting on the day after receipt of the Initial Statement EPI shall notify Vernalis whether or not it agrees with the Initial Statement.

5. If EPI notifies its agreement with the Initial Statement within the 30 day period referred to in paragraph 4 or fails to give any notification within that period, the Initial Statement shall constitute the Completion Statement. If EPI notifies Vernalis within the 30 day period referred to in paragraph 4 that it disagrees with the Initial Statement, paragraphs 6, 7 and 8 apply.

6. If within 14 days starting on the day after receipt of the notification referred to in paragraph 5, EPI and Vernalis have not agreed the items in dispute in relation to the

       Initial Statement, either party may refer the items in dispute to a partner of at least 10 years qualified experience at an independent firm of chartered accountants agreed by the parties in writing, or failing agreement on the identity of the firm of chartered accountants within 21 days starting on the day after receipt of the notification referred to in paragraph 5, an independent firm of chartered accountants appointed on the application of either party by the President for the time being of the Institute of Chartered Accountants in England and Wales (the "EXPERT").

7.     The Expert shall act on the following basis:

       (a)    the Expert shall act as an expert and not as an arbitrator;

       (b) the Expert's terms of reference shall be to determine the matters in dispute within 20 days of his appointment;

       (c) the parties shall each provide the Expert with all information relating to the items in dispute which the Expert reasonably requires and the Expert shall be entitled (to the extent he considers appropriate) to base his determination on such information;

       (d) the decision of the Expert is, in the absence of fraud or manifest error, final and binding on the parties; and

       (e) the Expert's costs shall be paid by EPI and Vernalis as the Expert may determine.

8. The Initial Statement, adjusted in accordance with the agreement, if any, between EPI and Vernalis pursuant to paragraph 6 or (as the case may be) the decision of the Expert in accordance with paragraph 7 shall constitute the Completion Statement and be final and binding on the parties.

                                   SCHEDULE 3
                             COMPLETION REQUIREMENTS


PART A:  THE SELLERS' OBLIGATIONS

1. At Completion, each Seller shall deliver to Vernalis, as evidence of the authority of each person executing a document referred to in this schedule on such Seller's behalf:

       (a) a copy of the minutes of a duly held meeting of the directors of such Seller (or a duly constituted committee thereof) authorising the execution by such Seller of the document and, where such execution is authorised by a committee of the board of directors of such Seller, a copy of the minutes of a duly held meeting of the directors constituting such committee or the relevant extract thereof; or

       (b)    a copy of the power of attorney conferring the authority,

       in each case certified to be true by a director or the secretary of such Seller.

2.     At Completion, EPI shall deliver to Vernalis:

       (a) a duly executed Registered Trade Mark Assignment for each of the Registered Trade Marks;

       (b) a duly executed deed of assignment of Unregistered Intellectual Property;

       (c) a copy of the duly executed transfer letters to the FDA in the agreed forms, together with Forms FDA 356h and FDA 1571;

       (d) a copy of the duly executed transfer letter to Health Canada in the agreed form, together with Form 3011; and

       (e)    a duly executed Transitional Services Agreement.

3.     At Completion, EPIL shall deliver to Vernalis a duly executed Floating
       Charge.

4.     Immediately following Completion, EPI shall dispatch:

       (a) to the FDA, the two duly executed transfer letters in the agreed form and Forms FDA 356H and FDA 1571; and

       (b) to Health Canada, the duly executed transfer letter in the agreed form and Form 3011.


PART B:  VERNALIS'S OBLIGATIONS

1.     At Completion, Vernalis shall deliver to the Sellers:

       (a) evidence in a form reasonably satisfactory to the Sellers (by way of a certificate of Vernalis's Solicitors or otherwise) of satisfaction of the Condition set out in Clause 4.1.1;

       (b) as evidence of the authority of each person executing a document referred to in this schedule on behalf of Vernalis and VDL:

              (i) a copy of the minutes of a duly held meeting of the directors of each of Vernalis and VDL (or a duly constituted committee thereof) authorising the execution by Vernalis and VDL respectively of the document and, where such execution is authorised by a committee of the board of directors of Vernalis or VDL, a copy of the minutes of a duly held meeting of the directors constituting such committee or the relevant extract thereof; or

              (ii)   a copy of the power of attorney conferring the authority,

              in each case certified to be true by a director or the secretary of Vernalis;

       (c) a duly executed Registered Trade Mark Assignment for each of the Registered Trade Marks;

       (d) a duly executed Deed of Assignment of Unregistered Intellectual Property;

       (e)    a duly executed Transitional Services Agreement;

       (f)    a duly executed Floating Charge; and

       (g)    the amount stated in Clause 5.2.

                                   SCHEDULE 4

                                   WARRANTIES


1.     CAPACITY AND AUTHORITY

1.1    RIGHT, POWER, AUTHORITY AND ACTION

       Each Seller has the right, power and authority and has taken all action necessary to execute, deliver and exercise its rights, and perform its obligations, under this Agreement and each document to be executed by it at or before Completion.

1.2    BINDING AGREEMENTS

       Each Seller's obligations under this Agreement and each document to be executed by it at or before Completion are, or when the relevant document is executed will be, enforceable in accordance with their terms.

2.     STAMP DUTY

       All documents (other than those which have ceased to have any legal effect) which relate to the Sellers' title to the Assets have been duly stamped.

3.     ASSETS

3.1    TITLE AND CONDITION

       None of the Assets is subject to any Encumbrance other than a Permitted Encumbrance.

3.2    STOCK

       3.2.1 The Stock consists solely of the kind regularly produced by or on behalf of the Sellers and is not obsolete.

       3.2.2 The Stock is saleable or usable for the purpose for which it is intended in the usual course of business of the Sellers.

4.     INTELLECTUAL PROPERTY

4.1 All actions required to be taken before the date of this Agreement for the prosecution or maintenance of the Registered Trade Marks have been taken.

4.2 So far as the Sellers are aware, there are no pending proceedings in any court or arbitration, administrative or other tribunal which are concerned with the validity or ownership of any of the Registered Trade Marks. No third party has notified a Seller in writing of its intention to bring any such proceedings.

4.3 So far as the Sellers are aware, there is no material unauthorised use or infringement by any person of any of the IP Assets and there are no pending proceedings in any court or arbitration or other tribunal concerning the same.

4.4 All registration and renewal fees due and payable by the date of this Agreement in respect of the Domain Names have been paid.

4.5 No Seller holds any granted patent or pending patent application in respect of the Product.

5.     CONTRACTS

5.1 No Seller is, and so far as the Sellers are aware, no other party to a Contract is in material breach of such Contract.

5.2 Other than the Contracts, no Seller or Elan Group Undertaking has entered into any other material contract in respect of the Product.

6.     REGULATORY

6.1    LICENCES AND CONSENTS

       6.1.1 The Sellers are not aware of anything that could reasonably be expected to result in the revocation, suspension or modification of the Product Registrations.

       6.1.2  The Sellers are not aware of anything that is likely to result in:

              (i)    the market withdrawal, recall or suspension of the Product;

              (ii)   a change in the marketing classification of the Product;

              (iii)  a material change in the labelling of the Product; or

              (iv)   a termination or suspension of marketing of the Product.

6.2    COMPLIANCE WITH PHARMACOVIGILANCE REPORTING REQUIREMENTS

       As far as the Sellers are aware, each Seller (with respect to the Product) has at all material times complied in all material respects with the pharmacovigilance reporting requirements in force in the Territory.

7.     INSOLVENCY

7.1    In respect of each Seller:

       7.1.1 no receiver or administrative receiver has been appointed in respect of the whole or any part of its assets or undertaking;

       7.1.2 no administration order has been made and no petition has been presented for such an order;

       7.1.3 no meeting has been convened at which a resolution is to be proposed, no resolution has been passed, no order has been made and, so far as the Sellers are aware, no petition has been presented for its winding-up;

       7.1.4 it has not stopped or suspended payment of its debts, become unable to pay its debts or otherwise become insolvent in any relevant jurisdiction;

       7.1.5 no voluntary arrangement, scheme of arrangement nor any scheme for the benefit of creditors generally has been proposed or implemented, whether or not under the protection of the court and whether or not involving a reorganisation or rescheduling of debt; and

       7.1.6 no statutory demand nor the equivalent in any jurisdiction other than the UK has been served and, so far as the Sellers are aware, no such demand or equivalent has been threatened.

7.2 No distress or execution has been levied on, or other process commenced against any of the Assets which remains undischarged.

8.     COMPLIANCE WITH STATUTES

       So far as the Sellers are aware, other than in relation to the Marketing Materials, no Seller nor any of its officers, agents or employees (during the course of their duties) in relation to the promoting, marketing, distributing, selling and supplying of the Product has done or omitted to do anything which is a material contravention of any statute, order, regulation or the like giving rise to any fine, penalty, default proceedings or other liability.

9.     LITIGATION

       No Seller is engaged in any litigation or arbitration proceedings affecting the Assets as plaintiff or defendant and, so far as the Sellers are aware, there are no such proceedings pending or threatened by or against any Seller.

10.    MANUFACTURING PROCESSES

       So far as the Sellers are aware, no material modifications to the processes by which the Product is currently manufactured are required by law.

                                   SCHEDULE 5

                      LIMITATIONS ON THE SELLERS' LIABILITY


1.     LIMITATION ON QUANTUM

1.1    No Seller is liable in respect of a Relevant Claim:

       1.1.1 unless the amount that would otherwise be recoverable from the Sellers (but for this paragraph 1.1.1) in respect of that Relevant Claim exceeds $50,000; and

       1.1.2 unless and until the amount that would otherwise be recoverable from the Sellers (but for this paragraph 1.1.2) in respect of that Relevant Claim, when aggregated with any other amount or amounts recoverable in respect of other Relevant Claims (excluding any amounts in respect of a Relevant Claim for which no Seller has any liability because of paragraph 1.1.1), exceeds $500,000.

1.2 The Sellers' total liability in respect of all Relevant Claims is limited to $25,000,000.

2.     TIME LIMITS FOR BRINGING CLAIMS

       No Seller is liable for a Relevant Claim unless Vernalis has notified it of the Relevant Claim stating in reasonable detail the nature of the Relevant Claim and, if possible then to quantify, the amount claimed (detailing Vernalis's best then estimate of the loss thereby alleged to have been suffered) on or before 31 December 2005.

3.     NOTICE OF CLAIMS

       A Relevant Claim notified in accordance with paragraph 2 of this Schedule and not satisfied, settled or withdrawn is unenforceable against any Seller on the expiry of the period of six months starting on the day of notification of the Relevant Claim, unless proceedings in respect of the Relevant Claim have been properly issued and validly served on the Sellers.

4.     SPECIFIC LIMITATIONS

4.1    No Seller is liable in respect of a Relevant Claim:

       4.1.1 to the extent that the matter giving rise to the Relevant Claim would not have arisen but for:

              (a) an Event after Completion by or involving a Vernalis Group Undertaking or a director, employee or agent of a Vernalis Group Undertaking (other than to comply with law or the provisions of a Contract); or

              (b) the passing of, or a change in, a law, rule, regulation, interpretation of the law or administrative practice of a government, governmental department, agency or regulatory body after the date of this Agreement, in each case not actually or prospectively in force at the date of this Agreement;

       4.1.2 to the extent that the matter giving rise to the Relevant Claim arises wholly or partially from an Event before or after Completion at the request or direction of, or with the consent of, a Vernalis Group Undertaking or an authorised agent or adviser of a Vernalis Group Undertaking; and

       4.1.3 to the extent that the amount of the Relevant Claim is increased because a Vernalis Group Undertaking has failed to act in accordance with paragraph 6 of this Schedule in connection with the matter giving rise to the Relevant Claim.

5.     RECOVERY ONLY ONCE

       Vernalis is not entitled to recover more than once in respect of any one matter giving rise to a Relevant Claim.

6.     CONDUCT OF RELEVANT CLAIMS

6.1 If Vernalis becomes aware of a matter which constitutes or which would or might give rise to a Relevant Claim:

       6.1.1 Vernalis shall as soon as is practicable give notice to the Sellers of the matter and shall consult with EPI with respect to the matter;

       6.1.2 Vernalis shall, and shall ensure that each Vernalis Group Undertaking will, provide to the Sellers and their advisers reasonable access to premises and personnel and to relevant assets, documents and records within the power or control of each Vernalis Group Undertaking for the purposes of investigating the matter and enabling the Sellers to take the action referred to in paragraph 6.1.4 (a) of this Schedule;

       6.1.3 each Seller (at its cost) may take copies the documents or records, and photograph the premises or assets, referred to in paragraph 6.1.2 of this Schedule;

       6.1.4 Vernalis shall, and shall ensure that each Vernalis Group Undertaking will:

              (a) take any action and institute any proceedings, and give any information and assistance, as EPI may reasonably request to:

                     (1) dispute, resist, appeal, compromise, defend, remedy or mitigate the matter; or

                     (2) enforce against a person (other than an Elan Group Undertaking) the rights of a Vernalis Group Undertaking in relation to the matter; and

              (b) in connection with proceedings related to the matter (other than against an Elan Group Undertaking) use advisers nominated by EPI and, if EPI requests, allow EPI the exclusive conduct of the proceedings, and in each case on the basis that EPI shall indemnify Vernalis, and keep Vernalis indemnified, on demand against all reasonable costs incurred as a result of a request or nomination by EPI, provided that no such action is required to be taken if Vernalis reasonably believes that it would have a material adverse impact on its business in relation to the Product;

       6.1.5 Vernalis shall not, and shall ensure that no Vernalis Group Undertaking will, admit liability in respect of, or compromise or settle, the matter without the prior written consent of EPI (not to be unreasonably withheld or delayed); and

       6.1.6 Vernalis shall take all reasonable action to mitigate any loss suffered by it or any Vernalis Group Undertaking in respect of a matter giving rise to a Relevant Claim.

7.     RECOVERY FROM ANOTHER PERSON

7.1 If any of the Sellers pays to a Vernalis Group Undertaking an amount in respect of a Relevant Claim and a Vernalis Group Undertaking subsequently recovers from another person an amount which is referable to the matter giving rise to the Relevant Claim:

       7.1.1 if the amount paid by the Sellers in respect of the Relevant Claim is more than the Sum Recovered, Vernalis shall as soon as practicable pay to the Sellers the Sum Recovered; and

       7.1.2 if the amount paid by the Sellers in respect of the Relevant Claim is less than or equal to the Sum Recovered, Vernalis shall as soon as practicable pay to the Sellers an amount equal to the amount paid by the Sellers.

7.2 For the purposes of paragraph 7.1 of this Schedule, "SUM RECOVERED" means an amount equal to the total of the amount recovered from the other person plus any interest in respect of the amount recovered from the person less any Tax computed by reference to the amount recovered from the person payable by a Vernalis Group Undertaking and less all reasonable costs incurred by a Vernalis Group Undertaking in recovering the amount from the person.

8.     MITIGATION

       Nothing in this Schedule 5 restricts or limits Vernalis's general obligation at law to mitigate any loss or damage which it may incur in consequence of a matter giving rise to a Relevant Claim.

9.     PROVISION OF INFORMATION

       If, at any time after the date of this Agreement, any Seller wants to insure against its liabilities in respect of Relevant Claims, Vernalis shall provide such information as a prospective insurer may reasonably require before effecting the insurance.

10.    PRESERVATION OF INFORMATION

       Vernalis shall use all reasonable endeavours to preserve all documents, records, correspondence, accounts and other information whatsoever relevant to a matter which may give rise to a Relevant Claim.

11.    GENERAL

       Nothing in this Schedule 5 shall have the effect of limiting or restricting any liability of the Sellers in respect of a Relevant Claim arising as a result of any fraud.

                                   SCHEDULE 6

                            ACTION PENDING COMPLETION

1. Prior to Completion, no Seller shall, without the prior written consent of Vernalis (not to be unreasonably withheld or delayed):

       (a) dispose of, or agree to dispose of, any Stock except in the usual course of business;

       (b)    keep any Stock in any unusable condition;

       (c) vary, amend or terminate a Contract or agree to vary, amend or terminate a Contract except in the usual course of business;

       (d) take any action or commence any proceedings against any third party in respect of any infringement or unauthorised use of any of the IP Assets;

       (e)    dispose of any of the IP Assets;

       (f) offer any new inducements or price discounts to Key Wholesalers (other than a standard 2% cash discount if invoices are paid in full within 30 days of invoicing);

       (g) order any Key Raw Materials (as defined in the API Supply Agreement) or any API;

       (h) convert any API into bulk tablets or convert any bulk tablets into blister packs; and

       (i) move the Equipment from its location as at the date of this Agreement.

2.     Prior to Completion, EPI shall:

       (a) maintain in force the Product Registrations (including updating the FDA as a consequence of the sale by Galen Limited of its manufacturing business to Pharmaceutical Development and Manufacturing Services Limited) and shall not cancel or surrender the Product Registrations unless requested to do so by any applicable governmental or regulatory authority, provided that if a renewal fee in respect of the Product Registration is paid by EPI after the date of this Agreement, VDL shall reimburse EPI for a pro rata amount for such part of the period to which the fee relates remaining after Completion;

       (b) file with the FDA the protocol for the confirmatory efficacy study for menstrually-associated migraine in the usual course of business, provided that a Vernalis Group Undertaking provides the necessary support for such filing;

       (c) pay all renewal fees and other official registry fees that become due in respect of the Registered Trade Marks and the Domain Names;

       (d) take all action required to be taken for the prosecution of all Registered Trade Marks that are applications for registration;

       (e) ensure that levels of Stock at wholesalers at Completion will be consistent with the levels of Stock at wholesalers over the six-month period ending on the date of this Agreement save to the extent that Vernalis does not give its consent in relation to the matters described in paragraphs 1(g) and 1(h) above; and

       (f)    provide a monthly movement schedule of Stock to Vernalis.

3. Once the development and validation work which is under way at the date of this Agreement has been completed to EPIL's satisfaction, EPIL shall use all reasonable endeavours to enter into an amendment to the API Supply Agreement with Evotec OAI Limited on broadly similar terms to the draft in the agreed form.

4.     Prior to Completion, the Sellers shall:

       (a) co-operate with Vernalis to allow Vernalis and its agents access to the Delivered Records at all reasonable times;

       (b)    fully maintain the Delivered Records; and

       (c) market, distribute, sell and otherwise deal in the Stock and the Product in the ordinary course of business as it was conducted in relation to the Product prior to the date of this Agreement, provided that the Sellers shall be entitled to use their hospital/speciality sales force for the purposes of promoting the Product.

5. Within one week following the date of this Agreement, EPI shall despatch a copy of the Customer Information Letter to its wholesale customers for the Product and a copy of the Physician Information Letter to physicians to whom EPI currently promotes the Product.

                                   SCHEDULE 7

                               RESIDUAL CONTRACTS

CONTRACT

Technical Agreement between Elan Pharmaceuticals, Inc. and Galen Limited, dated 2 July 2003

Technical Agreement between Elan Pharmaceuticals, Inc. and Sharp Corporation, dated 11 September 2003

Amended Formulary Reimbursement Agreement between Elan Pharmaceuticals, Inc. and Advanced PCS Health, L.P., dated 1 October 2002

Amended Rebate Agreement between Elan Pharmaceuticals, Inc. and Argus Health Systems, Inc. (unsigned)

Amended Rebate Agreement between Elan Pharmaceuticals, Inc. and Blue Cross Blue Shield of Alabama dated 8 July 2002

Rebate Agreement between Elan Pharmaceuticals, Inc. and Blue Cross and Blue Shield of Arizona, Inc., dated 25 February 2000

Fourth Amended Rebate Agreement between Elan Pharmaceuticals, Inc. and Express Scripts, Inc., dated 4 April 2003 (together with a Participating Manufacturer Agreement between Elan Pharmaceuticals and Diversified Pharmaceuticals Services, Inc., dated 16 August 2000 (as amended))

Rebate Agreement between Elan Pharmaceuticals, Inc. and Independent Health Association, Inc., dated 17 December 2002

Amended Rebate Agreement between Elan Pharmaceuticals, Inc. and Medco Health Solutions, Inc. (formerly known as Merck-Medco Managed Care, L.L.C., Merck-Medco Managed Care, Inc. and Managed Care LLC) dated 16 August 2002

Amended Rebate Agreement between Elan Pharmaceuticals, Inc. and MedImpact Healthcare Systems, Inc., dated 17 October 2002

Rebate Agreement between Elan Pharmaceuticals, Inc. and Ochsner Health Plan, Inc., dated 24 November 2002

Rebate Agreement between Elan Pharmaceuticals, Inc. and Pharmaceutical Horizons, Inc., dated 24 September 2002

Rebate Agreement between Elan Pharmaceuticals, Inc. and ProCare PBM, dated 25 November 2003

Rebate Agreement between Elan Pharmaceuticals, Inc. and Rx America, dated 30 January 2004

Investigator Agreement between Elan Pharmaceuticals, Inc. and The New England Center for Headache, countersigned 20 January 2004

CONTRACT

Investigator Agreement between Elan Pharmaceutical, Inc. and Diamond Headache Center, countersigned 6 January 2004

Multiproduct Distribution Agreement between DDN/Obergfel, LLC and Dura Pharmaceuticals, Inc., dated 23 August 1996 (as amended by an amendment agreement dated as of 30 April 1998).

Quote and Consulting Agreement between CanReg Inc and Elan Pharmaceuticals, Inc. effective 31 April 2003

Development/Validation Protocol with Evotec OAI Limited dated 28 October 2003 (together with a Process Development Proposal detailing specifications effective as of 24 November 2003)

Technical Agreement between Evotec OAI Limited and Elan (unexecuted)

                                   SCHEDULE 8

                        RETURNS, REBATES AND CHARGEBACKS

1.     INTERPRETATION

       In this Schedule:

       "COMMERCIAL CUSTOMER" means a customer of EPI or VDL (as the case may be) other than a Governmental Authority or the US Veterans' Administration, including health maintenance organisations;

       "ELAN RETURNS PAYMENT" means:

       (a) an Elan Payment (as defined in paragraph 2.1.4) for which EPI is not entitled to invoice Vernalis pursuant to paragraph 2.3; or

       (b)    an invoice paid by EPI pursuant to paragraph 2.2;

       "GOVERNMENTAL AUTHORITY" means any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including at the federal and state levels) (except, for the avoidance of doubt, the US Veterans' Administration);

       "NDC AMENDMENT DATE" means the date on which the last Product bearing EPI's NDC number is sold to a wholesaler;

       "NDC" means a National Drug Code assigned by the FDA; and

       "RESPONSIBILITY TERMINATION DATE" means the date which is 60 days following Completion.

2.     RETURNS

2.1    From Completion:

       2.1.1 after EPI ceases to provide the returns, rebates and chargeback service under the Transitional Services Agreement, each of EPI and VDL shall use its reasonable endeavours to ensure that customers direct all returned Product to VDL (or its returns handling facility);

       2.1.2 neither EPI nor VDL shall encourage Product returns or accept Product returns other than in the ordinary course of business, other than, in each case, with the prior written consent of the other;

       2.1.3 VDL shall procure that any Product which is returned to any Vernalis Group Undertaking (or its returns handling facility) is destroyed and a credit is issued (or other payment made) for such returned Product to the relevant customer (each of these, a "VERNALIS PAYMENT"); and

       2.1.4 EPI shall procure that any Product which is returned to it (or its returns handling facility) is destroyed and payment is made for such returned Product to the relevant customer (each of these, an "ELAN PAYMENT").

       In each case, the returned Products shall be treated by a party (or its returns handling facility) in accordance with such party's then current returned goods policy. The parties' ability to recover from each other as a result of taking the steps set out in this paragraph 2.1 is limited to those rights set out in the remainder of this paragraph 2.

2.2    If:

       2.2.1 VDL destroys any returned Product and makes a Vernalis Payment in connection therewith; and

       2.2.2 such Product is returned on or before the date which is 90 days following Completion,

       VDL may issue (in the period ending 150 days after Completion but not thereafter) an invoice to EPI for the reasonable cost of such destruction and the amount of such Vernalis Payment and, in relation to such invoice, shall provide to EPI details of the number of units destroyed and such other information as EPI may reasonably request in relation to such invoice. EPI shall pay any such invoice within 30 days of it having been issued.

2.3    If:

       2.3.1 EPI destroys any returned Product and makes an Elan Payment in connection therewith; and

       2.3.2 such Product was returned to any Elan Group Undertaking (or its returns handling facility) after the date which is 90 days following Completion,

       EPI may issue an invoice to VDL for the reasonable cost of such destruction and the amount of such Elan Payment and shall, in relation to such invoice, provide to VDL details of the number of units destroyed and such other information as VDL may reasonably request. VDL shall pay any such invoice within 30 days of it having been issued.

3.     GOVERNMENTAL REBATES

3.1    From Completion:

       3.1.1 VDL shall pay (or shall procure that a Vernalis Group Undertaking pays) to each Governmental Authority such rebates as are claimed by that Governmental Authority from a Vernalis Group Undertaking in relation to any Product bearing the NDC number of a Vernalis Group Undertaking, and

       3.1.2 EPI shall pay to each Governmental Authority such rebates as are claimed by that Governmental Authority from EPI in relation to any Product bearing EPI's NDC number,

       (each, a "GOVERNMENTAL REBATE"). The parties' ability to recover from each other as a result of taking the steps set out in this paragraph 3.1 is limited to those rights set out in the remainder of this paragraph 3.

3.2    If:

       3.2.1 any Vernalis Group Undertaking pays a Governmental Rebate in accordance with paragraph 3.1.1; and

       3.2.2 the Product to which the Governmental Rebate relates was dispensed to a patient on or before the Responsibility Termination Date (as evidenced by a government rebate invoice),

       VDL may issue (in the period ending 240 days after Completion but not thereafter) an invoice to EPI for the amount of such Governmental Rebate and shall provide to EPI such information as EPI may reasonably request in relation to such invoice. EPI shall pay any such invoice within 30 days of it having been issued.

3.3    If:

       3.3.1 EPI pays a Governmental Rebate in accordance with paragraph 3.1.2; and

       3.3.2  either:

              (b) the Product to which the Governmental Rebate relates was dispensed to a patient after the Responsibility Termination Date (as evidenced by a government rebate invoice); or

              (c) the date on which such Governmental Rebate was claimed by a Government Authority was more than 240 days after Completion,

       EPI may issue an invoice to VDL for the amount of any such Governmental Rebate and shall provide to VDL such information as VDL may reasonably request in relation to such invoice. VDL shall pay any such invoice within 30 days of it having been issued.

3.4    Until the first anniversary of the NDC Amendment Date, VDL shall:

       3.4.1 provide to EPI the following information within 25 days of the end of each calendar quarter to enable EPI to comply with its submission requirements to the Centres for Medicare and Medicaid Services (or any successor agency):

              (a) the "best price" (as defined under the Social Security Act, 42 U.S.C. Sections 1396r-8(c)(1)(C)) for each Product bearing EPI's NDC number;

              (b) the "average manufacturer price" (as defined under the Social Security Act, 42 U.S.C. Sections 1396r-8(k)(1)) for each Product bearing EPI's NDC number; and

              (c) any additional data or other information related to such government rebate programmes as reasonably requested by EPI; and

       3.4.2 provide to EPI, within 15 days of a request by EPI, any information relating to the Product and the prices of the Product which EPI reasonably needs to comply with any rules and regulations applying to any agreement relating to government rebate or chargeback programmes.

4.     COMMERCIAL REBATES

4.1    From Completion:

       4.1.1 VDL shall pay (or shall procure that a Vernalis Group Undertaking shall pay) to each Commercial Customer all rebates as are claimed by that Commercial Customer from a Vernalis Group Undertaking in relation to dispensed Product, and

       4.1.2 EPI shall pay to each Commercial Customer all rebates as are claimed by that Commercial Customer from EPI in relation to dispensed Product;

       (each, a "COMMERCIAL REBATE"). The parties' ability to recover from each other as a result of taking the steps set out in this paragraph 4.1 is limited to those rights set out in the remainder of this paragraph 4.

4.2    If:

       4.2.1 any Vernalis Group Undertaking pays a Commercial Rebate in accordance with paragraph 4.1.1 to a commercial customer;

       4.2.2 EPI has a rebate arrangement in effect at Completion with such commercial customer; and

       4.2.3 the Product to which the Commercial Rebate relates was dispensed to a patient on or before the Responsibility Termination Date (as evidenced by an invoice from a commercial rebate programme),

       VDL may issue (in the period ending 240 days after Completion but not thereafter) an invoice to EPI for the amount of such Commercial Rebate that was paid on the same terms as EPI's arrangement with such Commercial Customer in regard to rebates as at Completion. VDL shall provide to EPI such information as EPI may reasonably request in relation to such invoice. EPI shall pay any such invoice within 30 days of it having been issued.

4.3    If:

       4.3.1  EPI pays a Commercial Rebate in accordance with paragraph 4.1.2;
              and

       4.3.2  either:

              (a) the Product to which the Commercial Rebate relates was dispensed to a patient after the Responsibility Termination Date (as evidenced by an invoice from a commercial rebate programme); or

              (b) the date on which such Commercial Rebate was claimed by a commercial customer was more than 240 days after Completion,

       EPI may issue an invoice to VDL for the amount of any such Commercial Rebate and shall provide to VDL such information as VDL may reasonably request in relation to such invoice. VDL shall pay any such invoice within 30 days of it having been issued.

5.     CHARGEBACKS

5.1 As soon as practicable after Completion, Vernalis shall use its reasonable endeavours to enter into a contract with the US Veterans' Administration (the "VA"). Once such contract is in place and subject to the Transitional Services Agreement, each of EPI and Vernalis shall file a GSA Form 72 with the VA requesting that the Product be removed from EPI's contract with the VA and added to Vernalis's contract with the VA, in each case as soon as possible after Completion.

5.2    From Completion:

       5.2.1 for so long as the Product is listed on EPI's contract with the VA, EPI shall process and pay to each wholesaler all chargeback claims and related administrative service fees as are claimed by that wholesaler in respect of purchased Product; and

       5.2.2 once the Product is listed on VDL's contract with the VA, VDL shall process and pay (or shall procure that a Vernalis Group Undertaking shall process and pay) to each wholesaler all chargeback claims and related administrative service fees as are claimed by that wholesaler in respect of purchased Product,

       (each, a "CHARGEBACK CLAIM"). The parties' ability to recover from each other as a result of taking the steps set out in this paragraph 5.2 is limited to those rights set out in the remainder of this paragraph 5.

5.3    If:

       5.3.1 any Vernalis Group Undertaking pays a Chargeback Claim in accordance with paragraph 5.2.2;

       5.3.2 EPI has a chargeback arrangement in effect at Completion which would apply to the purchase of Product by such wholesaler; and

       5.3.3 the invoice from such wholesaler to its customer to which such Chargeback Claim relates is dated on or before the Responsibility Termination Date,

       VDL may issue (in the period ending 120 days after Completion but not thereafter) an invoice to EPI for the amount of such Chargeback Claim that was paid on the same terms as EPI's chargeback arrangement as at Completion. VDL shall provide to EPI such information as EPI may reasonably request in relation to such invoice. EPI shall pay any such invoice within 30 days of it having been issued.

5.4    If:

       5.4.1  EPI pays a Chargeback Claim in accordance with paragraph 5.2.1;
              and

       5.4.2  either:

              (a) the invoice from the relevant wholesaler to the relevant wholesale customer to which such Chargeback Claim relates is dated after the Responsibility Termination Date; or

              (b) EPI did not have a chargeback arrangement in effect at Completion which would apply to the purchase of Product by such wholesaler; or

              (c) the date on which such Chargeback Claim was made by a wholesaler was more than 120 days after Completion,

       EPI may issue an invoice to VDL for the amount of any such Chargeback Claim and shall provide to VDL such information as VDL may reasonably request in relation to such invoice. VDL shall pay any such invoice within 30 days of it having been issued.

6.     FURTHER UNDERTAKINGS

6.1 Subject to the Transitional Services Agreement and to the extent that it will not disrupt the performance of the Services (as defined in the Transitional Services Agreement), Vernalis shall, within 90 days of Completion, change EPI's NDC number on new Product to Vernalis's NDC number.

6.2 Subject to the Transitional Services Agreement and to the extent that it will not disrupt the performance of the Services (as defined in the Transitional Services Agreement), EPI and VDL shall, following Completion, use reasonable efforts to notify the wholesale trade customers for the Product of the transfer of the Assets from the Sellers to VDL.

6.3 VDL shall not increase the wholesale acquisition cost of the Product prior to the first day of the first calendar quarter beginning after the Responsibility Termination Date.

                                   SCHEDULE 9

                                   FROVA LOGO

                                  [FROVA LOGO]

                                   SCHEDULE 10

                                  PRODUCT IMAGE




                                  [FROVA LOGO]

EXECUTED BY THE PARTIES


Signed by                                    )
for and on behalf of                         )
ELAN CORPORATION PLC                         )




Signed by                                    )
for and on behalf of                         )
ELAN PHARMA INTERNATIONAL LIMITED            )




Signed by                                    )
for and on behalf of                         )
ELAN PHARMACEUTICALS, INC.                   )




Signed by                                    )
for and on behalf of                         )
VERNALIS DEVELOPMENT LIMITED                 )




Signed by                                    )
for and on behalf of                         )
VERNALIS PLC                                 )